Exhibit 10.16

OFFICE LEASE

MOUNTAIN VIEW TECHNOLOGY PARK

BP MV TECHNOLOGY PARK LLC,

a Delaware limited liability company

as Landlord,

and

COUPONS.COM INCORPORATED,

a Delaware corporation,

as Tenant.

LIST OF EXHIBITS

A	OUTLINE OF PREMISES

A-1	OUTLINE OF PROJECT

B	WORK LETTER

C	FORM OF NOTICE OF LEASE TERM DATES

D	RULES AND REGULATIONS

E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

F	INITIAL DISCLOSURE CERTIFICATE

G	ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

H	RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

I	FORM OF LETTER OF CREDIT

J	TRANSFER AGREEMENT

(i)

INDEX OF MAJOR DEFINED TERMS

Page
1st Termination Date	6
2nd Termination Date	6
Abated Rent	7
Abatement Event	16
Additional Insureds	23
Additional Rent	8
Alterations	18
Applicable Laws	40
Bank	36
Bank Credit Threat	37
Bank Prime Loan	41
Bankruptcy Code	37
Base Building	19
Base Rent	7
Brokerage Commissions	7
Brokers	48
Building	3
Building Common Areas	4
Building Direct Expenses	8
Building Operating Expenses	8
Building Structure	17
Building Systems	16
Building Tax Expenses	8
CC&Rs	15
Common Areas	3
Cost Pools	13
Credit Rating Threshold	36
Delivery Date	4
Deposit Period	39
Direct Expenses	8
Eligibility Period	16
Environmental Laws	45
Estimate	13
Estimate Statement	13
Estimated Direct Expenses	13
Excess	13
Expense Year	8
Extension Option	5
FDIC	38
First Option Term	5
Force Majeure	45
Hazardous Material(s)	45
HVAC	15
Initial Disclosure Certificate	46
Interim Cash Deposit	39
L/C	36
Landlord	1
Landlord Party	25
Landlord Repair Notice	25
Landlord Repair Obligations	17
LC Expiration Date	37
LC Replacement Notice	38

(ii)

INDEX OF MAJOR DEFINED TERMS

Page
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	49
Mail	42
Mortgagee	23
Mountain View Technology Park	3
Notices	42
Offer Notice	4
Offer Space	4
Operating Expenses	8
Option Term	5
Original Tenant	5
Other Improvements	48
Permitted Alteration	18
Premises	3
Pre-Term Possession	4
Preventative Maintenance Record	17
Prohibited Person	50
Project	3
Project Common Areas	4
Proposition 13	12
Receivership	38
Renovations	49
Rent	8
Rent Abatement	7
Rent Abatement Period	7
rentable square feet	4
Right of Offer	4
Second Option Term	5
Security Deposit	36
Security Deposit Laws	38
Service Contract	17
Statement	13
Subject Space	28
Summary	1
Tax Expenses	12
Tenant	1
Tenant Parties	25
Tenant Party	25
Tenant’s Property	23
Tenant’s Repair Obligations	16
Tenant’s Share	12
Tenant’s Subleasing Costs	29
Termination Dates	6
Termination Notice	6
Termination Payment	6
Termination Right	6
Transfer	27
Transfer Agreement	30

(iii)

INDEX OF MAJOR DEFINED TERMS

Page
Transfer Notice	27
Transfer Premium	29
Transferee	27
Transfers	27
Unamortized Abated Rent	7
Unamortized Brokerage Commissions	7
Unused L/C Proceeds	38
Updated Disclosure Certificate	46
Work Letter	3

(iv)

MOUNTAIN VIEW TECHNOLOGY PARK

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BP MV TECHNOLOGY PARK LLC, a Delaware limited liability company (“Landlord”) and COUPONS.COM INCORPORATED, a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	December 22, 2010.

2. Premises (Article 1).

2.1 Building:	520 Logue Avenue, Mountain View, California 94043

2.2 Premises:	Approximately 25,700 rentable square feet of space, as further set forth in Exhibit A attached hereto.

3. Lease Term (Article 2).

3.1 Lease Term:	Approximately Five (5) years and Nine (9) months beginning on the Lease Commencement Date and ending on the Lease Expiration Date.

3.2 Lease Commencement Date:	Subject to Section 2.1 of the Lease, the Lease Commencement Date shall be the later to occur of (i) sixty (60) days following the date Landlord delivers the Premises to Tenant, or (ii) February 1, 2011.

3.3 Lease Expiration Date:	The last day of the sixty-ninth full calendar month following the Lease Commencement Date, which is estimated to be October 31, 2016.

4. Base Rent (Article 3):

Period	Annual Base Rent	Monthly Installment of Base Rent
Months 1 through 2	-$0-; abated as set forth in Section 3.2	-$0-; abated as set forth in Section 3.2

Months 3 through 12	$262,140.00	$21,845.00

Months 13 through 24	$292,980.00	$24,415.00

Month 25	-$0-; abated as set forth in Section 3.2	-$0-; abated as set forth in Section 3.2

Months 26 through 36	$323,820.00	$26,985.00

Months 37 through 48	$354,660.00	$29,555.00

Months 49 through 60	$385,500.00	$32,125.00

Months 61 through 69	$416,340.00	$34,695.00

5. Parking (Article 22):	Ninety (90) unreserved parking spaces (i.e., 3.5 unreserved parking spaces for every 1,000 rentable square feet of the Premises) at no charge to Tenant. Landlord shall provide an additional five (5) marked “Visitor” spaces located in front of the Premises.

6. Tenant’s Share (Article 4):	100% of Building; 18.9978% of Project.

7. Permitted Use (Article 5):	To the extent the following comply with Applicable Laws (as such term is defined in Article 24 of the Lease) and zoning, Tenant shall use the Premises for general office uses and other lawful uses consistent with the Project at the time of the Lease Commencement Date.

8. Security Deposit (Article 21):	$34,695.00, which shall be in the form of cash or a letter of credit as specified in Article 21, below, at the option of Tenant.

9. Address of Tenant (Article 28):

Coupons.com Incorporated

400 Logue Avenue

Mountain View, California 94043

Attention: General Counsel

(Prior to Lease Commencement Date)

and

Coupons.com

520 Logue Avenue

Mountain View, California 94043

Attention: General Counsel

(After Lease Commencement Date)

10. Address of Landlord (Article 28):	See Article 28 of the Lease.

11. Broker(s) (Section 29.24):	Cassidy Turley/CPS representing Landlord Jones Lang LaSalle representing Tenant

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto, and an outline of the Project is set forth in Exhibit A-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Tenant shall accept the Premises in its presently existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant in “broom-clean” condition with any holes patched and any missing ceiling tiles replaced and touch-up paint where necessary. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. The commencement of business operations from the Premises by Tenant shall presumptively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject to Landlord’s limited warranty and responsibilities related thereto set forth hereinbelow.

Notwithstanding the foregoing, Landlord hereby represents to Tenant that the roof of the Building, including the roof membrane, all structural components of the Building, including the foundation, all lighting, ballasts and lighting elements in the Building and all Building Systems (including all HVAC, electrical and plumbing systems) serving the Premises are operational, in good condition and working order, and water tight, as of the Lease Commencement Date and Landlord shall warrant the condition and operation thereof for the first ninety (90) days of the Lease Term. Such warranty shall mean that, in the event that any of the roof, any structural components of the Building or any Building Systems (as defined in Article 7 of this Lease) (including all HVAC, electrical and plumbing systems) serving the Premises shall fail to be operational or in good condition and working order during the first ninety (90) days of the Lease Term, Tenant shall notify Landlord in writing of the failure of this warranty, which notice shall specify the failure with particularity, and Landlord, at its sole cost and expense and not as part of Operating Expenses, Additional Rent or otherwise, shall promptly commence and thereafter repair or otherwise address such failure such that it is remedied within a reasonable time after receipt of Tenant’s notice, given the nature of the failure to be addressed.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a multi-building office project known as the “Mountain View Technology Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, surface parking lot(s) and other improvements) upon which the Building and the Common Areas are located, and (iii) those certain other six (6) office/flex/R&D buildings located in the vicinity of the Building which together with the Building comprise the Mountain View Technology Park, and the land upon which such buildings are located.

1.1.3 Common Areas. Tenant shall have the right, which except as otherwise expressly provided in this Section 1.1.3 shall be non-exclusive, to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The

term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord, which Project Common Areas may include, from time to time, in Landlord’s sole discretion, a conference center and other amenities. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, which rules, regulations and restrictions shall be consistently applied and enforced in a non-discriminatory manner. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided, however, such modifications shall not materially adversely interfere with Tenant’s use of or access to the Premises, parking or Common Areas. Notwithstanding the foregoing, Landlord and Tenant agree that promptly following the execution of this Lease, they shall work cooperatively together and shall designate an area outside of the Building, but reasonably close to the Building, where Tenant’s employees may smoke, the location, size and other specifics of which shall be mutually acceptable to Landlord and Tenant, provided that such designated smoking area for the Building shall be in compliance with all Applicable Laws.

1.1.4 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to a modified version of the American National Standard Institute/BOMA Method of Floor Measurement for office space, as promulgated by the Building Owners and Managers Association (commonly known as BOMA ANSI-Z65.1-1996). Landlord and Tenant hereby stipulate and agree that the rentable area of the Premises is as set forth in Section 2.2 of the Summary.

1.2 Right of First Offer. During the initial Lease Term, when Landlord becomes aware that space in the Project is or will become available for lease (collectively, the “Offer Space”), Landlord shall give written notice to Tenant (the “Offer Notice”) that such Offer Space is or will become available for lease. Landlord’s Offer Notice shall specify the size of the Offer Space, when the Offer Space will be available for lease, the term of the lease of such Offer Space, any tenant improvement allowance or other economic inducements offered in connection with the Offer Space, and the Base Rent for the Offer Space, and the terms and conditions contained in such Offer Notice shall constitute a good faith commercially reasonable offer given the then current market. Tenant shall have five (5) business days following receipt of the Offer Notice to notify Landlord in writing of whether or not Tenant wishes to lease the Offer Space on the terms and conditions set forth in the Offer Notice (the “Right of Offer”). In the event that Tenant shall fail to respond to the Offer Notice in writing within such five (5) business day period, or shall respond in writing but propose different terms for the lease of the Offer Space than those specified in the Offer Notice, including without limitation, a different term, size or rental rate, Landlord shall have no obligation to lease the Offer Space to Tenant and may thereafter lease the Offer Space to any other interested party on whatever terms and conditions Landlord shall desire, in its sole and absolute discretion, notwithstanding the terms set forth in the Offer Notice. In the event that Tenant timely and properly responds to the Offer notice and agrees to lease the Offer Space on the terms and conditions contained therein, Landlord and Tenant agree to execute a mutually acceptable amendment to this Lease, including the Offer Space within the Premises and otherwise amending the terms and provisions hereof to include the provisions of the Offer Notice herein. In the event that Tenant shall fail to lease any Offer Space hereunder, Landlord shall continue to provide Tenant with an Offer Notice of any Offer Space available during the initial Lease Term. Tenant’s Right of Offer is an ongoing right of first offer, and therefore, Landlord shall be obligated to comply with the provisions hereof: (a) with respect to all current and future available Offer Spaces during the Lease Term, or (b) if Landlord fails to lease the Offer Space within six (6) months from the date of the Offer Notice.

ARTICLE 2

LEASE TERM

2.1 Delivery of Premises. Landlord shall, within two (2) business days following the full execution of this Lease (hereinafter, the “Delivery Date”), deliver the Premises to Tenant for purposes of Tenant’s design, construction and installation of furniture, fixtures, equipment and the construction of the Tenant Improvements by Tenant, as specified on Exhibit B attached hereto and incorporated herein by this reference and occupancy by Tenant (hereinafter, the “Pre-Term Possession”). During such Pre-Term Possession by Tenant, all of the terms and conditions of this Lease shall apply, including, without limitation, the provisions of Section 10 regarding the indemnity and insurance obligations of Tenant; provided that during such Pre-Term Possession, Tenant shall not be obligated to pay Base Rent or any of Tenant’s Share of Building Direct Expenses. The period of Pre-Term Possession shall expire on the later to occur of (i) sixty (60) days following the Delivery Date, or (ii) February 1, 2011 (hereinafter, the “Lease Commencement Date”).

2.2 Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.2 of the Summary and Section 2.1, above, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.3 Option Term.

2.3.1 Option Right. Landlord hereby grants to the originally named Tenant herein, as well as any “Permitted Transferee”, as such term is defined in Section 14.8 (collectively, “Original Tenant”), two (2) options to extend the Lease Term (each, an “Extension Option”), each Extension Option for a period of two (2) years (“Option Term”). The first Option Term is herein referred to as the “First Option Term.” The second Option Term is herein referred to as the “Second Option Term.” Each Option Term shall be exercisable only by written notice delivered by Original Tenant to Landlord as provided in Section 2.3.2 below, provided that, as of the date of delivery of such notice, this Lease is in full force and effect, and there is no default by Original Tenant under this Lease beyond the applicable notice and cure periods provided in this Lease. The rights contained in this Section 2.3 shall be personal to Original Tenant and may be exercised only by Original Tenant (and not by any other assignee, sublessee or other Transferee, as that term is defined in Section 14.1, of Tenant’s interest in this Lease). Upon the proper exercise of each Extension Option, and provided that, at Landlord’s election, as of the end of the then current Lease Term or the First Extension Option, as applicable, there is no default by Original Tenant under this Lease beyond the applicable notice and cure periods provided in this Lease and the other conditions to exercise of such Extension Option are still true, the Lease Term, or the First Extension Option, as applicable, as it applies to the Premises, shall be extended for a period of two (2) years.

2.3.2 Exercise of Option. If Original Tenant wishes to exercise an Extension Option, then Original Tenant shall deliver written notice to Landlord not more than three hundred sixty (360) days nor less than one hundred eight (180) days prior to the expiration of the Lease Term or the First Option Term, as applicable, stating that Original Tenant is exercising its Extension Option for the entire Premises.

2.3.3 Base Rent During Option Term. The Base Rent payable during the applicable Option Term shall be adjusted to equal the fair rental renewal value (as herein defined) for the Premises as of the date of the commencement of the applicable Option Term pursuant to the procedures set forth herein.

(i) Fair rental renewal value shall mean the monthly Base Rent per square foot of rentable area prevailing for lease renewals for “Comparable Renewal Space” as of the date the applicable Option Term commences, multiplied by the rentable area of the Premises.

(ii) Comparable Renewal Space means space in the surrounding area within a five (5) mile radius of the Project, so long as such space remains within the City of Mountain View, that is comparable to the Premises, the lease for which is then being or has recently been renewed by the owner of the Building in which the Comparable Renewal Space is located.

(iii) In determining fair rental renewal value, the following factors shall be taken into account: (a) the amount of tenant improvement allowances (but only to the extent the quality level of the improvements in the Comparable Renewal Space is comparable to those in the Premises) and other concessions (i.e., among other things, free rent, free parking, moving and other allowances) provided for with respect to the Comparable Renewal Space; (b) the usability of the existing improvements in the Premises in comparison with the usability of the existing improvements in the Comparable Renewal Space; (c) the size, location and the floor level of the Premises compared with the Comparable Renewal Space; (d) the size, age, location, quality and condition of the Building and its improvements compared with the building and improvements in which the Comparable Renewal Space is located; (e) escalations and pass throughs of operating expenses, insurance, utilities and taxes for the Comparable Renewal Space; and (f) the duration of the Option Term in relationship to the duration of the renewal term for the Comparable Renewal Space.

(iv) Landlord shall notify Original Tenant of its determination of fair rental renewal value no less than sixty (60) days prior to the commencement of the applicable Option Term. If Original Tenant in good faith disputes Landlord’s determination of fair rental renewal value and if such dispute is not resolved by negotiation between the parties within thirty (30) days after Landlord’s notice is given, fair rental renewal value shall be as determined by appraisal as provided below. Original Tenant shall pay Base Rent when due based on Landlord’s determination of fair rental renewal value, subject to retroactive adjustment between the parties in the event the determination by appraisal is different from Landlord’s determination.

(v) If fair rental renewal value is to be determined by appraisal, within ten (10) days after the expiration of the thirty (30) day negotiation period, Landlord and Original Tenant shall each appoint as an appraiser a real estate broker experienced in leasing office/industrial/flex space in the Mountain View geographic area (with no less than five (5) years of appraisal experience in the Mountain View geographic area), and give notice of such appointment to the other. If either Landlord or Original Tenant shall fail timely to appoint an appraiser, the appointed appraiser shall select the second appraiser within ten (10) days after the failure of Landlord or Original Tenant, as the case may be, to appoint. Such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determination of fair rental renewal value based on the standards set forth in subparagraph (iii) above, as applicable, and submit their appraisal reports separately and in writing to Landlord and Original Tenant. If Landlord and Original Tenant do not mutually approve one of the two determinations within fifteen (15) days thereafter, the two appraisers shall, within ten (10) days after expiration of the fifteen (15) day period, appoint a third appraiser who shall be similarly qualified. If the two appraisers shall be unable to agree timely on the selection of a third appraiser then either appraiser, on behalf of both, may request such appointment by the American Arbitration Association. Such appraiser shall, within thirty (30) days after his or her appointment, make an independent determination of fair rental renewal value based on the standards set forth in subparagraph (iii) above, as applicable, and shall select the one of the determinations by the other two appraisers that is the closer to his or her determination. Fair rental renewal value shall be that set forth in the determination so selected. Landlord and Original Tenant shall each pay the fees of their respective appraisers and the fees of the third appraiser shall be paid one-half by Landlord and one-half by Tenant. Base Rent for the applicable Option Term determined in accordance with this Section 2.3.3 shall be payable in accordance with the provisions of Article 3.

2.3.4 Termination of Option Right. The Extension Options granted herein shall terminate upon the failure by Original Tenant to timely exercise the First Option Term in accordance with this Section 2.3.

2.4 Termination Right. Provided that Tenant is not in monetary default under the terms and conditions of this Lease or non-monetary default (beyond any applicable notice and cure periods) under the terms and conditions of this Lease as of the time of exercise of the “Termination Right” (as defined below), or as of the “Termination Dates” (as defined below), Landlord hereby grants to Tenant a right to terminate this Lease (the “Termination Right”) upon strict compliance with the terms and conditions hereinafter set forth. Tenant may only exercise the Termination Right as of the expiration of the twenty-fourth (24th) (“1st Termination Date”) or forty-eighth (48th) (“2nd Termination Date”) full calendar month following the Lease Commencement Date (the “Termination Dates”), (ii) Tenant must provide Landlord with written notice (the “Termination Notice”) not less than one hundred and eighty (180) days prior to the 1st Termination Date or the 2nd Termination Date, as applicable, that it intends to exercise the Termination Right and terminate the Lease upon the expiration of the twenty-fourth (24th) or forty-eighth (48th) full calendar month following the Lease Commencement Date, as applicable, and (iii) Tenant shall include with the Termination Notice a cashiers or certified check, made payable to Landlord, in an amount equal to the sum of (a) Landlord’s then “Unamortized Brokerage Commissions” (as defined below), plus, (b) Landlord’s then “Unamortized Abated Rent” (as defined below) (the “Termination Payment”). Landlord grants the Termination Right contained herein to Tenant in consideration of Tenant’s strict compliance with the provisions hereof, including, without limitation, the manner and time of exercise of the Termination Right and the timely payment of the Termination Payment. In the event of any failure by Tenant to exercise the Termination Right in strict accordance with the terms and conditions set forth herein, it may be deemed, at the option of Landlord, that Tenant has waived any right to exercise the Termination Right. Landlord and Tenant hereby agree that with respect to the Termination Right available to Tenant at the 1st Termination Date the Termination Payment shall be $134,294.46, and with respect to the Termination Right available to Tenant at the 2nd Termination Date the Termination Payment shall be $78,709.05. The Termination Right granted herein is personal to the Original Tenant under the Lease and, notwithstanding any consent of Landlord to an assignment of the Lease or a sublet under the Lease, may not be assigned or transferred by such Tenant to any assignee or subtenant.

As used herein, the term “Unamortized Brokerage Commissions” shall mean a dollar amount determined as follows. Any and all brokerage commissions or fees paid by Landlord in connection with this Lease (the “Brokerage Commissions”) shall be amortized on a straight-line basis over the Lease Term with interest thereon at the rate of five percent (5%) per annum. All Brokerage Commissions that remain unamortized as of the Termination Date shall be deemed to be the “Unamortized Brokerage Commissions.”

As used herein, the term “Unamortized Abated Rent” shall mean a dollar amount determined as follows. Any and all Base Rent abated by Landlord in connection with this Lease (the “Abated Rent”) shall be amortized on a straight-line basis over the Lease Term with interest thereon at the rate of five percent (5%) per annum. All Abated Rent that remains unamortized as of the Termination Date shall be deemed to be the “Unamortized Abated Rent.”

ARTICLE 3

BASE RENT

3.1 Base Rent. Commencing on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, to M V Technology Park LLC, Dept. LA 21581, Pasadena, CA 91185-1581, or, at Landlord’s option, to such other party or at such other place as Landlord may from time to time designate in writing, by notice to Tenant in accordance with the provisions of Article 28 of this Lease, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that Tenant is not in monetary default under the terms and conditions of this Lease or non-monetary default (beyond any applicable notice and cure periods) under the terms and conditions of this Lease and is in occupancy of the Premises, then during the first two (2) full calendar months of the Lease Term, and (provided that Tenant does not previously timely and properly exercise its Termination Right), the twenty-fifth (25th) full calendar month of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). The foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rent and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in economic default or material non-economic default under the Lease and shall fail to cure such economic default or material non-economic default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, that Tenant shall immediately become obligated to pay to Landlord all Base Rent abated hereunder during the Rent Abatement Period.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.8 and 4.2.1 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds otherwise payable to Tenant upon expiration or require Tenant to pay such funds immediately. Landlord shall make necessary adjustments for differences between actual and estimated Additional Rent in accordance with Section 4.4, below. Landlord and Tenant understand and agree that this Lease is a “triple net” Lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms, covenants, conditions or provisions of this Lease, that it is the intent of the parties hereto that the Base Rent provided to be paid by Tenant to Landlord shall be net to Landlord, and, except as specifically excluded herein (including all express obligations of Landlord set out in this Lease), any and all expenses incurred in connection with the Premises, the Building and the Project, or in connection with the operations thereof, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises, the Building and the Project, together with the appurtenances thereto, shall be paid by Tenant in addition to the Base Rent specified in this Lease.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.2 and 4.2.3, below, respectively.

4.2.2 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.6 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.3 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.5 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change through the use of Landlord’s commercially reasonable judgment.

4.2.6 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, and communication systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including management fees (which management fee shall not exceed three percent (3%) of the total net Rent payable by tenants of the Building; by way of clarification, such management fee shall not be calculated with reference to rent paid by tenants or occupants of any other buildings in the Project), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee and the actual or charged rental of any management office space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost as reasonably determined by Landlord) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or future conservation programs with which Landlord is required to comply by Applicable Law, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under Applicable Laws that are changed or enacted after the Lease Commencement Date or where such work is first required to be made after the Lease Commencement Date as a result of Applicable Laws that are changed or enacted after the Lease Commencement Date, or (E) which are repairs, replacements or modifications of related to the “Building Systems,” as that term is defined in Article 7 of this Lease, below; provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost as reasonably determined by Landlord in accordance with accounting standards generally accepted in the United States of America) over its useful life as Landlord shall reasonably determine in accordance with accounting standards generally accepted in the United States of America and provided further that Tenant shall in no event be required to pay more than $0.10 per month per rentable square foot of the Premises in any single Expense Year as Tenant’s Share of the costs of the foregoing capital improvements or other costs; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; (xv) advertising, marketing and promotional expenditures incurred in connection with the Project, including, without limitation, costs of signs in, on or about the Project identifying or promoting the Project; and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project or related to the use or operation of the Project.

Notwithstanding anything to the contrary in this Lease, the following items shall be excluded from Operating Expenses:

(a) any items included in Tax Expenses;

(b) except as permitted pursuant to items (xii) and (xiii), above, principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Building or the Project;

(c) capital improvements to the Building or the Project, other than those permitted pursuant to item (xiii), above;

(d) legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Building or the Project or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Project);

(e) legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Building (including new leases, lease amendments, lease terminations and lease renewals);

(f) the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Project (other than as a reimbursement of operating expenses), or other third parties, or is covered by a warranty to the extent of reimbursement for such coverage;

(g) expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by any tenant of the Building or the Project;

(h) the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

(i) the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation, to the extent Landlord actually receives proceeds of property and casualty insurance policies or condemnation awards or would have received such proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

(j) the cost of acquiring sculptures, paintings or other objects of fine art in the Building or the Project in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the Mountain View geographic area;

(k) bad debt loss, rent loss, or reserves for bad debt or rent loss;

(l) unfunded contributions to operating expense reserves by other tenants;

(m) contributions to charitable or political organizations in excess of the greater of (1) the amounts typically spent for such contributions in Class A office buildings of comparable quality in the Mountain View geographic area, and (2) $50,000.00 in the aggregate in any single Expense Year;

(n) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;

(o) fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the Project;

(p) interest, fines or penalties for late payment or violations of Applicable Laws by Landlord, except to the extent incurring such expense is either (1) a reasonable business expense under the circumstances, or (2) caused by a corresponding late payment or violation of an Applicable Law by Tenant, in which event Tenant shall be responsible for the full amount of such expense;

(q) the cost of remediation and removal of “Hazardous Substance,” as that term is defined in Section 5.2 below, in the Building or on the Project as required by Applicable Laws, provided, however, that the provisions of this sub-item (r) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Substance under Applicable Laws but which are subsequently deemed to be Hazardous Substance under Applicable Laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 5.2 of this Lease for all costs of remediation and removal of Hazardous Substance to the extent caused by Tenant Parties);

(r) costs for the original construction and development of the Building and nonrecurring costs for the repair or replacement of any structural portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

(s) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters;

(t) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Project vis-à-vis time spent on matters unrelated to the operation and management of the Project;

(u) except as may be otherwise expressly provided in this Lease with respect to specific items, including, without limitation, any management fee paid by Landlord, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in Class-A office Building of comparable quality in the Mountain View geographic area;

(v) depreciation for the Building, except as permitted pursuant to items (xii) and (xiii), above; and

(w) reserves for future improvements, repairs, additions, etc.

(x) costs of replacements, alterations or improvements necessary to make the Building or the Project comply with Applicable Laws in effect and applicable to the Building and/or the Project prior to the date of this Lease, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Article 24 of this Lease), provided, however, that the provisions of this sub-item (x) shall not preclude the inclusion of costs of compliance with Applicable Laws enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an Applicable Law which is imposed after the date of this Lease;

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall adjust the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.7 Taxes.

4.2.7.1 “Tax Expenses” shall mean (except as set forth below in Section 4.2.7.3) all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.7.2 Tax Expenses shall include, without limitation, except as otherwise set out in Section 4.2.7.3 below: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.7.3 Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.7 (except as set forth in Section 4.2.7.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items properly included as Operating Expenses, (iii) taxes imposed on land and improvements other than the Project; and (iv) any bonds, special assessments or private agreements to finance improvements to the Project; and any items paid by Tenant under Section 4.5 of this Lease. If any assessment include in Tax Expenses can be paid by Landlord in installments, such assessment shall be paid in the maximum number of installments permitted by Applicable Law and shall not be included as Tax Expenses except in the year in which the assessment installment is actually paid.

4.2.8 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable, fair and non-discriminatory basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, where such portion has been determined by Landlord in a fair and non-discriminatory manner.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate in a fair and non-discriminatory manner some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable, fair and non-discriminatory manner.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall, within one hundred twenty (120) days after the last day of an Expense Year, deliver to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due or within thirty (30) days, whichever is earlier, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall, within ninety (90) days after the first day of each Expense Year, deliver to Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days of demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Tenant’s Right to Audit. Tenant shall have the right, at its own cost and expense (unless Tenant’s Share of Building Operating Expenses are overstated by more than five percent (5%) in which case Landlord shall promptly reimburse Tenant for the actual and reasonable cost of such audit) and no more often than once each Calendar Year, to audit Landlord’s books and records with respect to the Operating Expenses and Tax Expenses incurred by Landlord in the operation and maintenance of the Project for the preceding Calendar Year only, in accordance with the following procedure. Tenant shall notify Landlord in writing of its desire to so perform an audit within one hundred twenty (120) days following Tenant’s receipt of the Statement referenced in Section 4.4.1, above, and if Tenant fails to so notify Landlord in writing it shall be deemed to have waived its right to audit hereunder for that Calendar Year. In the event that Tenant timely and properly notifies Landlord in writing that it desires to so audit Landlord’s books and records, Tenant shall provide Landlord with not less than ten (10) business days prior written notice of its intent to begin its audit of Landlord’s books and records. Any such audit shall be performed at Landlord’s principal place of business (or such other place as Landlord’s books and records are kept), and shall be performed by a certified public accountant or other competent professional auditor experienced in auditing real estate properties. In no event shall such audit be performed by an auditor whose payment is conditioned upon the results of the audit, or for whom payment is made on a contingency basis. All such audits shall be conducted during Landlord’s normal business hours, so as not to be disruptive to Landlord’s business operations, under a suitable nondisclosure agreement and under the reasonable supervision of Landlord’s personnel. The results of such audit shall be presented to Landlord, along with the work papers of the certified public accountant or other competent professional auditor performing the audit. Landlord shall have not less than ten (10) business days thereafter to review the result of the audit and to inform Tenant in writing of whether or not Landlord accepts the result of such audit. In the event that Landlord provides Tenant with written notice that it accepts the results of such audit within such ten business day period, it shall be deemed that Landlord and Tenant agree to the results of such audit, and within ten (10) business days thereafter, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant’s Share of Building Operating Expenses for the preceding CalendarYear as disclosed by the audit. In the event that Landlord either (i) fails to provide Tenant with such notice within such ten (10) business day period, or (ii) provides Tenant with notice that Landlord disputes the results of such audit within such ten (10) business day period, Landlord and Tenant shall meet as soon as practicable thereafter to review Landlord’s objections to the validity of such audit and to reach agreement with respect to the results of the audit. Following agreement between Landlord and Tenant as to the results of the audit, within ten (10) business days thereafter, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant’s Share of Building Operating Expenses for the preceding Calendar Year as mutually agreed to by Landlord and Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of Applicable Laws, including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Materials,” as that term is defined in Section 29.18, below. In addition, in no event shall Tenant use the Premises or any part of the Project for a tire storage facility. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Covenants, Conditions, and Restrictions. Tenant shall comply with all recorded covenants, conditions, and restrictions affecting the Project as of the date of this Lease. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit H, agreeing to and acknowledging the CC&Rs.

5.4 Access. Tenant shall have access to the Building at all times, twenty-four hours per day, seven days per week, subject to casualty, condemnation, civil unrest and other causes beyond Landlord’s reasonable control.

ARTICLE 6

SERVICES AND UTILITIES

6.1 In General. Tenant, from the earlier of the Delivery Date or the Lease Commencement Date, and throughout the Lease Term, shall pay all charges for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises, and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity, water, and gas use for lighting, incidental use and heating, ventilation and air conditioning (“HVAC”). Tenant shall ensure that all janitorial and security services are performed in a manner consistent with first-class research and development projects in the vicinity of the Project. All such utility, janitorial and security payments which are paid directly by Tenant to the utility provider, janitorial company and/or security company, as applicable, shall be excluded from Operating Expenses. For any utility services not separately metered to Tenant, Tenant shall pay a proportion to be reasonably determined by Landlord in a fair, equitable and non-discriminatory manner of all charges jointly metered with other leased premises or occupants in the Building and/or Project. Landlord shall provide Building Systems (as defined in Section 7.1, below) for the delivery of utility service to the Building; such Building Systems shall be available twenty-four hours per day, seven days per week, subject to casualty, breakdown, interruption and other causes beyond Landlord’s reasonable control.

6.2 Overstandard Tenant Use. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any dedicated computer rooms or electronic data processing equipment in the Premises, without the prior written consent of Landlord. Tenant shall not subject any of the mechanical, electrical, plumbing, sewer, HVAC or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by the Tenant overloading such equipment shall be rectified by the Tenant, or may, at the Landlord’s option, be rectified by the Landlord, at the Tenant’s sole cost and expense. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including Landlord’s manager’s standard fee for its involvement with such additional services, promptly upon being billed for same.

6.3 Interruption of Use.

6.3.1 No Liability. Except as specifically provided to the contrary in this Section 6.3, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, provided that nothing herein shall be construed as diminishing the repair and maintenance obligations of Landlord hereunder. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3.2 Abatement of Rent. In the event of any failure to furnish or delay in furnishing any service (including telephone and telecommunication services) as specified in Section 6.3.1, above, or any diminution in the quality or quantity thereof, which is caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors, and as a result thereof Tenant is prevented from using, and does not use, the Premises or any portion thereof (such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 6.3.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1 Tenant Repair Obligations. Tenant shall, throughout the Lease Term, at its sole cost and expense, (A) keep, maintain, repair and replace as required, the Premises and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition and repair, subject to ordinary wear and tear, and (B) maintain the Premises in compliance with the Applicable Laws, (items (A)-(B) shall collectively be referred to herein as the, “Tenant’s Repair Obligations”), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) exclusively serving the Premises, to the extent such Building Systems are exposed and accessible in the interior of the Premises, including (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises and exclusively serving the Premises; (5) all communications systems exclusively serving the Premises; (6) all of Tenant’s security systems in or about or exclusively serving the Premises; (7) Tenant’s signage; and (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment for exclusive use by Tenant only in connection with its use of the Premises. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm reasonably approved by Landlord in writing. Tenant shall have the benefit of all contract warranties available to Landlord regarding the HVAC systems and equipment.

7.1.1 Service Agreements. The HVAC system shall be maintained by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such HVAC system, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service company to perform quarterly maintenance obligations hereunder with respect to the HVAC system (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis) (a “Service Contract”). Tenant shall deliver a full and complete copy of such Service Contract to Landlord within thirty (30) days after the effective date of such Service Contract. In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to the Building’s HVAC system (“Preventative Maintenance Record”). In addition, upon Landlord’s request, Tenant shall deliver a copy of the current Service Agreement to Landlord and/or a copy of the Preventative Maintenance Record.

7.1.2 Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least ten (10) business days prior to performing any material Tenant’s Repair Obligations, including without limitation, any single project constituting a Tenant’s Repair Obligation which could materially affect the Building Systems or which is reasonably anticipated to cost more than $50,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation by delivering notice of such election to Tenant within ten (10) business days following receipt of Tenant’s notice, and Tenant shall pay Landlord the reasonable, out-of-pocket cost thereof actually incurred by Landlord (excluding Landlord’s manager’s supervision fee) within thirty (30) days after receipt of an invoice and reasonable supporting documentation therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord with reference to the repair being made, then Landlord may, but need not, following delivery of ten (10) days written notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s manager’s reasonable supervision fee) within thirty (30) days after receipt of an invoice and reasonable supporting documentation therefor.

7.2 Landlord’s Obligations.

7.2.1 Landlord Repair Obligations. Subject to the provisions of Article 11 and Article 13 hereof, Landlord agrees to repair, maintain and replace: (a) the structural portions of the Building (including the roof and roof membrane), exterior and load bearing walls, floor structural elements and the foundation of the Building (collectively, the “Building Structure”); (b) the Common Areas and (c) the Building Systems (if such Building Systems serve more than the Premises; if any Building System serves only the Premises, Landlord shall maintain such Building System for the benefit of Tenant, but the entire cost of maintaining, repairing or replacing such Building System shall be billed back directly to Tenant and not as an Operating Expense) (collectively, the “Landlord Repair Obligations”). The cost of the repairs, replacement, improvements or maintenance in subsection (a) above shall not be part of Operating Expenses and Tenant shall not be required to reimburse Landlord for the cost thereof as part of the Operating Expenses, Additional Rent or otherwise. The cost of the repairs, replacement or maintenance in subsection (b) shall be part of Operating Expenses and Tenant shall be required to reimburse Landlord for Tenant’s Share of the cost thereof as provided in Article 4 above. The cost of the repairs, replacement, improvements or maintenance of those items in subsection (c) above that comply with the capital expense requirements set out in Section 4.2(xiii) above shall be amortized in accordance with Section 4.2(xiii) above and only those amortized amounts applicable to Tenant’s Term shall be passed through to Tenant in accordance with Article 4 above. Notwithstanding any provision in this Section 7.2.1 to the contrary, any damage to the portions of the Project that Landlord is required to repair under this Section 7.2.1 arising from the negligence or willful misconduct of Tenant or any “Tenant Parties,” as that term is defined in Section 10.13 below, shall be repaired by Landlord, and Tenant shall pay Landlord the cost thereof, including any actual out-of-pocket costs or expenses arising from Landlord’s involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor. Subject to the other terms and conditions herein, Landlord may, but shall not be required to, enter the Premises upon prior notice to Tenant, to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. In connection with the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference to the conduct of Tenant’s business.

7.3 Waiver. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Except for a Permitted Alteration (defined below), Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond to a request for approval within twenty (20) days, then such request shall be deemed disapproved by Landlord. It shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Building Structure or the Building Systems or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary contained herein, Landlord’s consent shall not be required for certain alterations (each, a “Permitted Alteration”), provided the following criteria are met:

8.1.1 No Effect. No such Permitted Alterations to the Premises shall affect either (i) the Building Systems, or (ii) the Building Structure, or (iii) the appearance of the exterior of the Premises;

8.1.2 Dollar Limitation. No such Permitted Alterations to the Premises shall cost, in any one instance, more than Seventy-Five Thousand Dollars ($75,000.00), or the aggregate, in excess of Five Hundred Thousand Dollars ($500,000.00) over the Lease Term, without Landlord’s prior written approval;

8.1.3 Notice. Tenant shall provide Landlord with not less than twenty (20) days prior written notice of such Permitted Alterations so that Landlord may post notices of non-responsibility with respect to such Permitted Alterations;

8.1.4 Contractor. Landlord has approved in writing of the general contractor to do the Permitted Alterations the Premises; Landlord’s consent to such general contractor shall not be unreasonably withheld, conditioned or delayed, provided that (i) such general contractor is licensed in the State of California, and (ii) such general contractor or Tenant carries the insurance required by Landlord pursuant to Section 8.4, below. In the event that such general contractor proposed by Tenant does not meet all of the above criteria, Landlord and Tenant agree that Landlord may refuse to consent to Tenant’s use of such general contractor;

8.1.5 Administration. All Tenant’s general contractors, subcontractors and materialmen used in connection with the Permitted Alterations shall be subject to administrative supervision by Landlord in their use of the Building and their relationship with Landlord’s contractors or other tenants in the Project; no charge shall be made by Landlord for such administrative supervision. Contractors and subcontractors engaged by Tenant shall be subject to the insurance, licensing and bonding requirements contained in Landlord’s construction criteria for the Project. Tenant’s general contractors and subcontractors shall employ persons and means to insure, so far as may be possible, the progress of the Permitted Alterations without interruption on account of strikes, work stoppage or similar causes of delay;

8.1.6 Notice of Completion. Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute if a building permit is necessary for such Permitted Alterations; and

8.1.7 Removal. With respect to any Permitted Alterations, Tenant may, by written notice to Landlord at the time Tenant intends to perform any Permitted Alterations, request that Landlord determine whether or not Tenant must remove such Permitted Alterations upon the expiration or earlier termination of the Lease. Tenant shall, with such notice, provide Landlord with plans and specifications for such Permitted Alterations in sufficient detail that Landlord may understand the nature and extent of the Permitted Alterations. Landlord shall, within fifteen (15) days following receipt of Tenant’s notice along with plans and specifications for such Permitted Alterations, notify Tenant in writing whether or not Tenant must remove such Permitted Alterations at the expiration or earlier termination of the Lease. If Landlord fails to deliver such notice within such fifteen (10) day period then Tenant shall deliver to Landlord a second written notice and if Landlord again fails to notify Tenant whether such Permitted Alterations must be removed at the expiration or earlier termination of the Lease within an additional fifteen (15) day period, it shall be deemed that such Permitted Alterations must not be removed upon the expiration or earlier termination of the Lease.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises (except for Permitted Alterations), such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s request made at the time such consent is granted, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of Mountain View, all in conformance with Landlord’s reasonable construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County where the Premises are located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to the sum of (A) ten percent (10%) of the first $100,000.00 of the cost of each such Alteration, and (B) five percent (5%) of the costs of each such Alteration thereafter; and (vii) all other actual, out-of-pocket costs incurred by Landlord in connection with the construction of the Alterations. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. Notwithstanding the foregoing, such fees shall not apply to Permitted Alterations or other alterations or improvements unless Tenant requests Landlord to coordinate or otherwise participate (i.e., obtain pricing, coordinate or work with vendors, etc.) in the installation or construction process (Landlord’s internal basic review of such request for consent to an Alteration shall not be considered a request for Landlord to coordinate or participate in the installation or construction thereof).

8.4 Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant immediately prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations (subject to wear and tear, repairs that are the responsibility of Landlord under this Lease and damage by casualty or condemnation), except that Tenant shall not be required to remove any Alterations installed by it constituting standard office improvements and/or Alterations which are substantially similar to those improvements existing on the Delivery Date. Notwithstanding anything to the contrary contained herein, when requesting consent to an Alteration, Tenant may request for Landlord to notify Tenant whether or not Landlord will require such Alteration to be removed at the expiration or earlier termination of the Lease. If Landlord fails to notify Tenant within fifteen (15) days of Landlord’s receipt of Tenant’s request then Tenant shall deliver to Landlord a second written notice and if Landlord again fails to notify Tenant whether such Alteration must be removed at the expiration or earlier termination of the Lease within an additional fifteen (15) day period, it shall be deemed that Landlord shall not require the removal of the Alteration at the expiration of earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be required to remove the Tenant Improvements described in Section 11 of Exhibit B attached hereto, except that Tenant shall be required to remove, at its sole cost and expense, the security system that comprises part of the Tenant Improvements as described in Exhibit B. If Tenant is required to remove an Alterations and fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to their condition existing prior to the installation of such Alterations or improvements (subject to wear and tear, repairs which are specifically made the responsibility of Landlord hereunder and damage by casualty or condemnation), prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INDEMNITY AND INSURANCE

10.1 Tenant’s and Landlord’s Indemnity.

10.1.1 Indemnity. To the maximum extent permitted by law, Tenant waives any right to contribution against the Landlord Parties (as defined in Section 10.13, below) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen (i) from any act, omission or negligence of the Tenant Parties (as defined in Section 10.13, below); (ii) from any accident, injury or damage to any person, or to the property of any person, where such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of a Tenant Party occurring in or about the Premises after the earlier of (i) the Delivery Date or (ii) the Lease Commencement Date, and until the end of the Lease Term (or any extensions thereof) and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) from any accident, injury or damage occurring outside the Premises but within the Building or the Garage, or on Common Areas or the Project, where such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of a Tenant Party; or (iv) from any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s active negligence or willful misconduct, and Tenant shall in no event be liable for any indirect or consequential damages, except as provided in Article 16 hereof.

10.1.2 Intentionally Deleted.

10.1.3 Intentionally Deleted.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

10.1.5 Survival. The terms of this section shall survive any termination or expiration of this Lease.

10.1.6 Landlord’s Indemnity. Subject to the limitations in Section 29.13 and in Section 10.2 and Section 10.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Project after the Delivery Date and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the active negligence or willful misconduct of Landlord or Landlord’s employees, agents, licensees, servants or contractors, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section shall not be applicable to (i) the holder of any mortgage now or hereafter on the Premises or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Premises or Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.

10.1.7 Costs. The foregoing indemnities and hold harmless agreements shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and reasonable disbursements) incurred by the Landlord Parties or the Tenant Parties (as applicable) in connection with any such claim or any action or proceeding brought thereon, and the defense thereof.

10.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any active negligence or willful misconduct of the Landlord Parties on or about the Premises; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date throughout the Lease Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article 11), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

10.5 Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant, provided that the foregoing automobile insurance shall be required only if Tenant actually owns or operates automobiles) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage, if applicable; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord and Tenant thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any deductible greater than $25,000.00. Such deductibles shall be deemed to be “insurance” for purposes of the waiver in Section 10.13, below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.7 Additional Insureds. The commercial general liability and auto insurance, if applicable, carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.5 of this Lease, above, shall name Landlord; Landlord’s managing agent, BP Management, L.P., a Delaware limited partnership; Boston Properties Limited Partnership, a Delaware limited partnership; Boston Properties, Inc., a Delaware corporation; BP Management, L.P., a Delaware limited partnership; Boston Properties Office Value-Added Fund, L.P., a Delaware limited partnership; BP Office Fund REIT, Inc., a Maryland corporation; BP Office Value-Added LLC, a Delaware limited liability company; Stichting Pensionenfonds ABP, a Netherlands foundation; Teachers Insurance Annuity Association of America, a New York life insurance company; any lender or other lienholder with respect to the Building or the Project (a “Mortgagee”); and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least ten (10) days prior to the expiration date of each policy for which a certificate was furnished. (An acceptable form of such a certificate is attached as Exhibit G.) In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building or the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

10.12 Landlord’s Insurance.

10.12.1 Required Insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such commercially reasonable deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional Insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect, so long as such additional coverages are available at commercially reasonable rates. Landlord may also maintain such other insurance as may from time to time be required by a Mortgagee. The cost of all such additional insurance shall also be part of the Operating Expenses.

10.12.3 Blanket and Self-Insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.12.4 No Obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against Tenant and/or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, a ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance, if any, carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons or entities as Landlord may reasonably request from time to time as Additional Insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Premises and the Common Areas prior to the casualty, except for (i) modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or (ii) any other modifications to the Common Areas deemed reasonably desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired, and (iii) unless and until a Landlord Repair Notice is sent (as defined below), Landlord shall have no obligation to repair or restore any improvements or Alterations made to the Premises by Tenant, including any Tenant Improvements. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord,

Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.4 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such repair work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are unfit for occupancy for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof, provided that such abatement of Rent shall be allowed only to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses; provided further, however, if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, then Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.4 of this Lease. If Landlord has the right to terminate this Lease pursuant to this Section, Landlord agrees to exercise such right in a nondiscriminatory fashion among tenants in the Project. In addition, either party shall have the right to terminate this Lease if (a) a substantial portion of the Premises has been damaged by casualty and such damage cannot reasonably be repaired within one hundred fifty (150) days after Tenant’s receipt of Landlord’s Repair Notice; (b) there is less than one (1) year of the Lease Term remaining on the date of the casualty; and (c) the terminating party gives the other party written notice of its intent to terminate within ten (10) days after Tenant’s receipt of Landlord’s Repair Notice.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days (provided that, if prohibited by confidentiality in connection with a proposed Permitted Transferee (defined below), then Tenant shall give Landlord written certification within ten (10) days after the effective date of the proposed Permitted Transfer) nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and any other business related information reasonably required by Landlord which will enable Landlord to determine the financial responsibility of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E (modified as necessary to reflect factual variations). Any Transfer made without Landlord’s prior written consent (for which Landlord’s consent is required) shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed transfer, any fees payable by Tenant pursuant to this Section 14.1, in the ordinary course of business, shall not exceed $1,500.00 for such proposed transfer.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is engaged in a business which is not materially consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating or has negotiated with Landlord to lease space in the Project within the immediately preceding three (3) months, or (iii) Landlord is currently meeting with (or has previously met with) the proposed Transferee to tour space in the Project within the immediately preceding three (3) months; provided, however, it shall not be reasonable for Landlord to withhold its consent to a proposed Transfer pursuant to this Section 14.2.6 if Landlord cannot meet such occupant’s or proposed Transferee’s space and timing needs;

14.2.7 In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would not be comparable to the types of uses by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on the Building systems or equipment over the burden thereon prior to the proposed Transfer, or would require materially increased services by Landlord; or

14.2.8 The proposed Transfer would result in more than two (2) occupants in the Premises.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. Except with respect to a Permitted Transfer, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4 Intentionally Deleted.

14.5 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement” in substantially the form attached hereto as Exhibit J, provided that Landlord shall have the right to make reasonable changes to such form or add reasonable provisions as may be necessary to address circumstances or issues currently not contemplated by the parties) as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee’s agreement to be bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant’s obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall be prorated on a basis of the number of rentable square feet of the Subject Space in proportion to the number of square feet in the Premises; (B) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (C) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6 Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease beyond any applicable notice and cure period, then Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.8 Permitted Transfers. Notwithstanding anything contained to the contrary herein, Original Tenant only may assign this Lease or sublet all or a portion of the Premises to its “Parent” or to any “Subsidiary” or “Affiliate” (as hereinafter defined) without obtaining the prior written consent of Landlord, provided that the following conditions are met:

(i) Tenant is not in monetary default under the terms and conditions of this Lease or non-monetary default (beyond any applicable notice and cure periods) under the terms and conditions of this Lease at the time of the assignment;

(ii) any assignee (or subtenant to the extent of the sublet premises) shall assume and be bound by all the conditions, obligations and agreements contained in this Lease;

(iii) there shall be no change in the Permitted Use set forth in Section 7 of the Summary; and

(iv) Tenant shall not be released from liability under this Lease.

As used herein: (i) “Affiliate” shall mean a corporation, limited liability company, partnership or other entity which (a) directly or indirectly controls Tenant, (b) is under the direct or indirect control of Tenant, or (c) is under common direct or indirect control with Tenant; (ii) “control” shall mean voting control of the controlled entity; (iii) “Parent” shall mean an entity which owns a majority of Tenant’s voting equity; (iv) “Subsidiary” shall mean an entity a majority of the voting equity of which is owned by Tenant. The foregoing shall be referred to as a “Permitted Transfer,” and any of the foregoing entities shall be referred to as “Permitted Transferees.” Tenant shall give Landlord prior written notice of a Permitted Transfer at least fifteen (15) days before the occurrence of a Permitted Transfer.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated in accordance with the express terms and conditions of this Lease. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Except as otherwise provided in this Lease, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder and damage by casualty or condemnation excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable (on a daily basis during the first fifteen (15) days of such holdover only and on a monthly basis thereafter) at a monthly rate equal to (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease during the first month of such holdover and (ii) two hundred percent (200%) of the Rent applicable during the last rental period of the Lease Term under this Lease thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant fails to execute and deliver such estoppel certificate or other instruments within such ten (10) business day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. Tenant agrees that if Tenant fails to execute and deliver such certificate within a five (5) days period following the date of Landlord’s second written request therefor, such failure shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. Subject to the requirements of this Section 18.1, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided that Landlord shall use commercially reasonable efforts to obtain a Subordination, Attornment and Non-Disturbance Agreement (“SNDA”) from the holder of any current or future ground or underlying leases of the Building or Project, or the holder of any future mortgage lien, trust deed or other encumbrance on the Building or Project, on such holder’s standard form, which Tenant may, at its own cost and expense, negotiate with such holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and the curing of any of Landlord’s defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Article 18, the term “mortgage” shall include a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant’s leasehold interest hereunder).

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a mortgage, trust deed or other encumbrance in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; provided that no more often than once each Lease Year, Landlord shall provide Tenant with written Notice that the Rent or other charge required to be paid under this Lease, or any part thereof, has not been received when due, and provided that such Rent or other charge required to be paid under this Lease, or any part thereof, is received within five (5) days following such Notice, Tenant shall not be deemed to be in default hereunder; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all of the Premises by Tenant plus Tenant’s failure to pay Rent; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, or the failure by Tenant to observe or perform any other provision, covenant or condition of this Lease which failure, because of the character of such provision, covenant or condition, would immediately and materially jeopardize Landlord’s interest, where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant; provided that Landlord shall be required to use commercially reasonable efforts to relet the Premises. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

21.1 Security Deposit. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefore, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with Landlord’s other funds. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute. Notwithstanding the foregoing, Tenant may substitute a letter of credit meeting the criteria specified in Section 21.2, below.

21.2 Delivery of Letter of Credit. In lieu of the cash Security Deposit specified above, Tenant may deliver to Landlord concurrent with Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L/C”) in the amount set forth in Section 10 of the Summary (the “L/C Amount”), in the form attached hereto as Exhibit I, payable in the City of San Francisco, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.3 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L/C.

21.2 In General. The L/C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1. Landlord Right to Transfer. The L/C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L/C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L/C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L/C to a new landlord. In connection with any such transfer of the L/C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.2.2. No Assignment by Tenant. Tenant shall neither assign nor encumber the L/C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3. Replenishment. If, as a result of any drawing by Landlord on the L/C pursuant to its rights set forth in Section 21.4, below, the amount of the L/C shall be less than the L/C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with (i) an amendment to the L/C restoring such L/C to the L/C Amount or (ii) additional L/Cs in an amount equal to the deficiency, which additional L/Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4. Renewal; Replacement. If the L/C expires earlier than the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term, Tenant shall deliver a new L/C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L/C then held by Landlord, without any action whatsoever on the part of Landlord, which new L/C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L/C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L/C shall contain a so-called “evergreen provision,” whereby the L/C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L/C, beyond which the L/C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5. Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L/C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L/C within twenty (20) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L/C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L/C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L/C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L/C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L/C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder beyond any applicable notice and cure period, or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L/C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any uncured breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s uncured breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due (subject to the application of any applicable notice and cure periods) and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any uncured breach or default by Tenant under this Lease. The use, application or retention of the L/C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L/C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L/C, either prior to or following a “draw” by Landlord of any portion of the L/C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L/C. No condition or term of this Lease shall be deemed to render the L/C conditional to justify the issuer of the L/C in failing to honor a drawing upon such L/C in a timely manner. Tenant agrees and acknowledges that (i) the L/C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L/C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L/C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L/C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L/C pursuant to Section 21.3(D) or (E) above, the proceeds of the L/C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to the application of any applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any uncured breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L/C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due (subject to the application of any applicable notice and cure periods) or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any uncured breach or default by Tenant under this Lease (the “Unused L/C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L/C in the full L/C Amount, which replacement L/C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L/C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L/C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L/C with a substitute L/C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L/C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) business day period, deposit with Landlord cash in the L/C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L/C with a substitute L/C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L/C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (a) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) business day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any

Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all reasonable costs incurred with the review of any replacement L/C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2. Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage (all subject to the application of any applicable notice and cure periods), then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s uncured default or failure to comply fully and timely with its obligations pursuant to this Lease. Tenant shall immediately pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a default under the Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of the Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination (subject to the application of any applicable notice and cure periods), then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

ARTICLE 22

PARKING

During the Lease Term, Tenant shall have the right to use, at no additional cost to Tenant, the number of unreserved parking spaces set forth in Section 5 of the Summary, in the Project parking facility. Notwithstanding anything set forth in this Article 22 to the contrary, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such reasonable rules and regulations, and Tenant not being in default under this Lease beyond applicable notice and cure periods. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities, except to the extent otherwise expressly provided in Section 10.1.6 above. Tenant shall not use, and shall ensure that its employees, invitees and visitors shall not use, the Project parking facility for the storage (including overnight parking) and/or repair of any automobiles. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time (so long as any such changes do not permanently and materially impact Tenant’s use of or access to the parking or permanently decrease the number of parking spaces then available to Tenant) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements (so long as any such restrictions do not permanently and materially impact Tenant’s use of or access to the parking or permanently decrease the number of parking spaces then available to Tenant). Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 22 are provided to Tenant solely for use by Tenant’s own personnel and such use may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 23

SIGNS

23.1 Entire Building. Subject to Landlord’s prior written approval, in its reasonable discretion, and the prior approval of the City of Mountain View, and further provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, shall have (i) the exclusive right to install identification signage on the existing monument sign at the entrance to the Building, (ii) identification signage at the entrances to the Building and (iii) identification signage on the outside of the Building, including, without limitation, on the Building façade or surface of the exterior walls of the Building. Landlord shall cooperate with Tenant, at no cost to Landlord, in securing approvals for Tenant’s approved signage from the City of Mountain View.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the roof of the Building or the Common Areas, except on monument signs previously approved by Landlord. Any signs or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.3 Landlord Removal. Landlord, at its sole cost and expense, shall remove any existing signage from any prior tenants on the Building and any monument signs serving the Building.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively referred to herein as “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws relevant to the Premises and the Project. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the interior of the Premises as are required to comply with all Applicable Laws. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with Applicable Laws.

Notwithstanding anything to the contrary set forth herein, Tenant shall not incur any cost or expenses for the curing of any violations of Applicable Laws in or at the Premises, the Building or Project that are in effect as the Delivery Date. Landlord represents and warrants that, as of the date of this Lease and to the actual current knowledge without duty of inquiry of Teresa Longchamp, Assistant Property Manager, Landlord has not received any notice of a violation of Applicable Law with respect to the Premises or the Building. Nothing herein shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Applicable Laws with respect to the Common Areas, unless such compliance (a) relates to the Building Common Areas on any floor on which the Premises are located, and (b) arises directly out of the performance of work by or on behalf of Tenant in the Premises or Tenant’s use of the Premises or is required as a result of any action by Tenant or any Tenant Parties. Landlord, as part of Operating Expenses (so long as inclusion of the following in Operating Expenses complies with Section 4.2.6(xiii) and Section 7.2 above), shall be responsible for complying with all Applicable Laws, including the Americans with Disabilities Act, with respect to: (i) the Common Areas and shall make all repairs, additions, alterations or improvements necessary to comply with Applicable Laws, (ii) the management and condition of the Common Areas and Project, and (iii) the Building Systems and the Building Structure, unless the requirement for any compliance described in the foregoing sub-clauses (i) through (iii) arises directly out of the performance of work by or on behalf of Tenant in the Premises or Tenant’s use of the Premises or is required as a result of any action by Tenant or any Tenant Parties.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee (i) within five (5) days after said amount is due, or (ii) upon the date said amount is due if any installment of Rent or other sum due from Tenant has not been received by Landlord or Landlord’s designee within five (5) days after written notice that the payment is overdue on more than one (1) prior occasion during the immediately preceding twelve (12) month period, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after the date they are due, or (B) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after written notice on more than one (1) prior occasion during the immediately preceding twelve (12) month period, shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by Applicable Law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended, provided that with respect to all costs and expenses described above, Landlord shall provide to Tenant reasonably satisfactory evidence of the actual expenditure of all such expenses. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers or tenants (but with respect to prospective tenants only during the final nine (9) months of the Lease Term), or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service (if Landlord is then providing janitorial services); (B) take possession due to any breach of this Lease (following the application of any applicable notice and cure period) in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform after written notice thereof from Landlord (provided that email notification to Lauren Gage Segal, Esq. at legal@couponsinc.com and mcarpentier@couponsinc.com (or such other email recipient designated by Tenant in email or written notification to Landlord) shall be sufficient in this circumstance). Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except as expressly provided otherwise hereinbelow. In accessing the Premises for each of the above purposes, Landlord shall provide at least twenty-four (24) hours’ advance notice to Tenant of its desire to so access the Premises and the reason therefor. Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. Landlord acknowledges and agrees that Tenant shall have the right to install in the Premises a security system and to implement such reasonable security measures as Tenant deems necessary and appropriate from time to time, subject to Landlord’s right to reasonably approve such security system and installation thereof. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. In the event that the Premises are rendered untenantable as a result of the negligence or willful misconduct of Landlord, its employees, agents or contractors in exercising Landlord’s rights hereunder, and as a result thereof Tenant is prevented from using, and does not use, the Premises or any portion thereof (such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Article 27, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Mr. Bob Pester

and

Boston Properties, Inc.

Prudential Center Tower

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: General Counsel

and

Boston Properties Limited Partnership

Four Embarcadero Center

Lobby Level, Suite One

San Francisco, California 94111

Attention: Regional Counsel

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Modification of Lease. Subject to the language of Section 18.1 above, should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within twenty (20) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. Except as otherwise expressly set forth herein, in executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord in the Building, including any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord, the Landlord Parties, Tenant or the Tenant Parties (except as otherwise provided in Article 16 above as to Tenant and the Tenant Parties) shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, the other’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except as provided in Article 16 above.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however, that the party whose time for performance is to be extended shall have delivered written notice thereof to the other party within two (2) business days after the commencement of such Force Majeure event.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Hazardous Materials.

29.18.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.18.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the Terms and conditions of Article 24 of this Lease. Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws. In addition, Tenant agrees that it: a) shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; b) shall not engage in Hazardous Materials activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the building or land upon which the Premises is located; c) shall notify Landlord promptly following receipt of any actual knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and e) shall promptly forward to Landlord copies of all known orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises. Prior to the Lease Commencement Date, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. The completed Hazardous Materials Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, upon written request from Landlord, and at such other times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of new or additional Hazardous Materials on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit F or in such reasonably similar updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its reasonable discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate. Notwithstanding the foregoing, Tenant may, in accordance with all Applicable Laws, handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office use.

29.18.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides reasonable recommendations to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.18.4 Tenant Indemnification. In addition to Tenant’s indemnifications obligations under Article 10 of this Lease, Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, claims, liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such loss, claim, liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party. In addition to Landlord’s indemnifications obligations under Article 10 of this Lease, Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any and all loss, claims, liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such loss, claim, liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party.

29.18.5 Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in, on, about or under the Premises prior to the Delivery Date and in no event shall Tenant be liable for any Hazardous Materials in, on or about the Premises, the Building or the Project (including without limitation, the ground water or soil) introduced, released, generated or stored in or about the Premises, the Building or the Project by Landlord, its agents, employees, contractors or any third parties at any time.

29.18.6 Landlord represents and warrants that, as of the date of this Lease and to the actual, current knowledge without duty of inquiry of Teresa Longchamp, Assistant Property Manager, (a) Landlord and all of its agents, employees and contractors have complied with all applicable Environmental Laws, (b) the Premises, the Building and the Project are in compliance with all Environmental Laws, (c) there has been no release of Hazardous Materials at, in, on, under or from the Premises, the Building or the Project, (d) the Landlord has no knowledge of and has not received any notice of any inquiries or threatened or pending claims, investigations, orders, directives or other legal proceedings involving Environmental Laws or Hazardous Materials with regard to the Premises, the Building or the Project or any current or prior owners or operators of the Premises, the Building or the Project.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Mountain View Technology Park” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, as appropriate for each such consultant to undertake its work. Notwithstanding the foregoing, during the period between execution of this Lease until January 5, 2011, prior to any press release relevant to Tenant or this Lease, the placement of any news story relevant to Tenant or this Lease, or the use of Tenant’s name (or the name of any affiliate of Tenant), Landlord shall obtain Tenant’s reasonable consent thereto and shall allow Tenant to reasonably approve the contents of such release and/or story; provided however that Landlord shall have the right to disclose that Landlord has entered into a lease for the Premises, and the Lease Term and general economic terms of the Lease in connection only with an SEC filing or an earnings call, which shall expressly include the right to provide written supplemental materials in connection with such earnings call and to answer questions raised during such earnings call.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision; provided that Landlord shall use commercially reasonable efforts to ensure that any such subdivision does not materially adversely impact Tenant’s use of or access to the Premises, parking and Building Common Areas.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided that Landlord shall use commercially reasonable efforts to ensure any such construction does not materially adversely impact Tenant’s use of or access to the Premises, parking and Building Common Areas.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter or this Lease. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as expressly provided herein. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations, except as expressly provided herein. In the event that the Premises are rendered untenantable as a result of the negligence or willful misconduct of Landlord, its employees, agents or contractors in exercising Landlord’s rights hereunder, and as a result thereof Tenant is prevented from using, and does not use, the Premises or any portion thereof (such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 29.30, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord (which shall not be unreasonably withheld, conditioned or delayed), and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines installed by Tenant in or serving the Premises upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.33 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.34 Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1.4 of this Lease and shall be covered by the indemnity provisions of Section 10.1 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord (nor any person, group, entity or nation which owns or controls Landlord, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 29.34, the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., Coupons.Com Incorporated or Coupons.com, (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership, or (xx) any subsidiary of Tenant in which Tenant owns less than a fifty-one percent (51%) ownership interest or any affiliate not (1) directly or indirectly controlling Tenant, (2) under the direct or indirect control of Tenant, or (3) under common direct or indirect control with Tenant (where the terms “control” or “controlling” shall be as defined in Section 14.8 above).

29.35 Rooftop Mounted Items. Landlord hereby grants Tenant a non-exclusive license to install certain telecommunications equipment, consisting of satellite and/or microwave dishes and appurtenant supports, communication cabling and other necessary ancillary installations (hereinafter, the “Rooftop Installations”) on the roof of the Building (the “Roof”) for Tenant’s use during the Lease Term, subject to the terms and conditions set forth below, and access thereto, from time to time, to perform maintenance, repairs, inspections, and installations relating thereto. Any installation of the Rooftop Installations and appurtenant installations shall be performed with Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed, and in accordance with the provisions hereof and Article 8. Such license shall in no way limit Landlord’s right to enter any portion of the Roof, Building or Project, including the area where the Rooftop Installations are located, or to use any portion of the Building or Project, including the Roof, in such a manner and for such uses and purposes as Landlord determines in its sole discretion, including, without limitation, placing or allowing other licensees or tenants to place antennae and related equipment in any such areas. The Rooftop Installations are and shall remain the property of Tenant or its successors or assigns, and Landlord and Tenant agree that the Rooftop Installations are not a fixture pursuant to the Lease or by operation of law. The term of this non-exclusive license shall be concurrent with the Lease Term, unless sooner terminated by Landlord because of a breach by Tenant of one or more of the covenants set forth below. Tenant’s rights hereunder are expressly conditioned upon and limited by the following:

(a) The precise location of the Rooftop Installations on the Roof shall be subject to the approval of Landlord not to be unreasonably withheld, conditioned or delayed;

(b) Landlord shall specify the method of shielding the Rooftop Installations from view, or other decorative architectural features required to make the Rooftop Installations aesthetically pleasing in Landlord’s reasonable discretion, provided that Landlord hereby agrees that Tenant shall not be required to install any shielding or other decorative architectural features if and to the extent such shielding or features will negatively impact or interfere with the transmission signal generated or received by the Rooftop Installations or will otherwise negatively impact the functionality of the Rooftop Installations for Tenant’s intended purposes, as reasonably determined by Tenant’s contractor;

(c) Tenant shall submit to Landlord any plans for installation and operation of the Rooftop Installations for Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, including the aesthetic shielding noted above;

(d) Tenant shall submit to Landlord a construction schedule for the construction and installation of the Rooftop Installations and architectural shielding subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, and thereafter conform to such schedule;

(e) The installation, use, operation and maintenance of the Rooftop Installations by Tenant shall be in compliance with all Applicable Laws. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Rooftop Installations, including any requisite building permits;

(f) Tenant’s access to the Roof for purposes of installing and maintaining the Rooftop Installations and related facilities shall be subject to such procedures, regulations and limitations as Landlord may reasonably impose. To the extent any cost to operate the Rooftop Installations is not separately metered to Tenant, Tenant shall reimburse Landlord for any cost incurred in connection therewith, which payment shall be made within thirty (30) days after request therefor;

(g) Any penetrations into the Roof in connection with the installation, use, maintenance and/or removal of the Rooftop Installations and all appurtenances thereto shall only be performed with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that any such penetrations into the Roof shall only be made in accordance with Landlord’s reasonable procedures established therefor. The route of any cabling between the Rooftop Installations and Premises shall be designated by Landlord. It is understood and agreed that Landlord is not obligated to make any structural or other alterations, additions, or improvements in or to the Building or Project, including, without limitation, the Roof, in connection with Tenant’s installation of the Rooftop Installations, and the area where the Rooftop Installations will be located shall be delivered to Tenant in an “as-is, where-is” condition. Any cost required to build out or otherwise prepare such area for use by Tenant, including, without limitation, the construction of demising walls and other improvements or alterations deemed reasonably necessary by Landlord (provided that Landlord hereby agrees that Tenant shall not be required to construct or install any improvements or alterations if and to the extent such improvements or alterations will negatively impact or interfere with the transmission signal generated or received by the Rooftop Installations or will otherwise negatively impact the functionality of the Rooftop Installations for Tenant’s intended purposes, as reasonably determined by Tenant’s contractor), shall be paid by Tenant. Tenant shall be responsible to ensure that the installation (including, without limitation, any penetrations of the Roof in connection therewith), placement and continuing maintenance of the Rooftop Installations on the Roof of the Building shall not cause a termination or modification of the warranty obtained by Landlord for the Roof of the Building. Any damage to the Roof caused by Tenant’s or Tenant Parties’ activity on the Roof, including, without limitation, any additional wear and tear to the Roof occasioned by the installation (including, without limitation, any penetrations of the Roof in connection therewith) or maintenance of the Rooftop Installations shall be paid for only by Tenant, and Landlord shall have no responsibility therefor. Any costs related to additional improvements to the Building (including, without limitation, reinforcement of the Roof, if necessary) required to accommodate the Rooftop Installations shall only be the Tenant’s responsibility, and Landlord shall have no responsibility therefor. Roof pads, if specified by Landlord, shall be used under the Rooftop Installations;

(h) Tenant agrees that, if Landlord makes any repairs or maintenance to the Building or Common Areas, or any alterations, modifications, additions or improvements to the Building or Common Areas, including any such work to the electrical, mechanical or other operating systems within the Building, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Rooftop Installations and its related facilities, as such adjustments and modifications are determined to be reasonably necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant’s option, the Rooftop Installations may be removed by Tenant from the Roof at any time. The making of the requisite adjustments and modifications for the Rooftop Installations and its related facilities shall be made in accordance with plans and specifications which are prepared, submitted, reviewed and approved by Landlord in its reasonable discretion;

(i) In the event Landlord elects to perform repairs, maintenance or replacement of the Roof (“Roof Repairs”), Tenant will be responsible for relocation or removal of the Rooftop Installation in order for Landlord to complete the Roof Repairs in a commercially reasonable manner. In the event the Rooftop Installations are not removed or relocated in a timely fashion, Landlord shall have the right to remove or relocate the Rooftop Installations. All costs related to the removal or relocation of the Rooftop Installations shall only be the responsibility of the Tenant, and Landlord shall have no responsibility therefor. Landlord shall not be held liable for any interruptions or damage to the Rooftop Installations resulting from the relocation or removal of the Rooftop Installations;

(j) Tenant shall be solely responsible for resolving technical interference problems between the Rooftop Installations and other equipment located at the Project, including, without limitation, any other communications equipment installed on the Roof by other tenants of the Project and Landlord shall have no responsibility therefor and, in the event that there are other wireless telecommunications facilities located in the Project, Tenant shall reasonably cooperate with such other carriers to resolve any issues of interference in an equitable fashion. The Rooftop Installations shall not disturb the communications configurations, equipment, and/or frequency of other communications equipment that previously existed in the Project and the Rooftop Installations shall comply with all non-interference rules of the Federal Communications Commission (“FCC”). Tenant acknowledges that Landlord may elect to enter into agreements with other wireless telecommunications operators, including other tenants of the Project, and that Tenant may be required to share certain common facilities with such operators. It is the intent of Landlord to consolidate and coordinate all such wireless telecommunications facilities at the Project in a logical manner in order to maximize use of space and minimize the impact (visual and otherwise) of wireless telecommunications equipment and antennas, including the Rooftop Installations. Tenant acknowledges that it has no exclusive rights for operating a wireless telecommunications facility on the Roof and that Landlord shall have the right to enter into leases, licenses, permits, and agreements with other telecommunications operators. Tenant agrees to reasonably cooperate with the other wireless telecommunications operators and Landlord to coordinate efficient collocation of equipment and antennas and to promptly resolve any interference issues that may arise due to the presence of multiple operators. Tenant shall operate within its FCC-approved frequencies and shall not materially alter the nature of its use or transmissions, or otherwise unreasonably interfere with the operations of any other wireless telecommunications operators on the Project;

(k) At the expiration or earlier termination of the Lease, Tenant shall remove or cause the removal of the Rooftop Installations and related facilities from the Building completely at Tenant’s cost and expense. Such removal shall be done in a good and workmanlike manner, and Tenant at its cost and expense shall repair and restore any resulting injury or damage to the Building and common areas. If Tenant fails to complete the removal by the expiration or earlier termination of this Lease, then at Landlord’s election, the Rooftop Installations and related facilities shall be deemed abandoned and at Landlord’s option, in its reasonable discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under Applicable Laws;

(l) Intentionally deleted;

(m) Tenant agrees to indemnify, protect and hold Landlord and Landlord Parties harmless and, at Landlord’s option, defend Landlord and Landlord Parties (with counsel acceptable to Landlord), from and against any and all suits, actions, legal proceedings, claims, demands, costs, and expenses (including attorneys’ fees and expenses) of whatever kind or character relating to or arising out of (a) Tenant’s and/or Tenant Parties’ use of the Roof, Building and/or Common Areas in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto, including, but not limited to, personal injury (including death) to any person, including Tenant and/or Tenant Parties, and/or property damage by or to any person, including Tenant and/or Tenant Parties, (b) claims of lien from Tenant Parties in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto, and (c) violation of any Applicable Laws by Tenant and/or Tenant Parties in connection with the installation, use, maintenance and/or removal of the Rooftop Installation and all appurtenances thereto; and

(n) Tenant agrees and understands that the review of all plans by Landlord is only to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws. Landlord’s approval of any plans, work or any matter under this section shall not: (i) constitute an opinion or agreement by Landlord that such plans for the Rooftop Installation are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Rooftop Installation, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or (vi) constitute a representation or warranty that such plans or any work are in accordance with industry standards or will make the Rooftop Installation operational or functional upon completion.

“Landlord”: BP MV TECHNOLOGY PARK LLC, a Delaware limited liability company
By:	BP OFFICE FUND REIT, INC., a Maryland corporation, its sole member and manager

	By:	/s/ Bob Pester
	Name:	Bob Pester
	Title:	Senior Vice President and Regional Manager

“Tenant”: COUPONS.COM INCORPORATED, a Delaware corporation

By:	/s/ Richard Hornstein
Name:	Richard Hornstein
Title:	CFO

By:	/s/ Lauren Segal
Name:	Lauren Segal
Title:	VP and General Counsel

PLEASE NOTE: THIS LEASE MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT PURSUANT TO A CERTIFIED CORPORATE RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

EXHIBIT A

MOUNTAIN VIEW TECHNOLOGY PARK

OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT A-1

MOUNTAIN VIEW TECHNOLOGY PARK

OUTLINE OF PROJECT

EXHIBIT A-1

EXHIBIT B

MOUNTAIN VIEW TECHNOLOGY PARK

WORK LETTER

1. Defined Terms. All capitalized terms referred to in this Work Letter not defined below shall have the same meaning as defined in the Lease of which this Work Letter forms a part.

2. Construction of Tenant Improvements. Tenant shall construct the Tenant Improvements in accordance with this Agreement and the approved Construction Plans.

3. Definitions. Each of the following terms shall have the following meaning:

“Building Shell” shall mean the Building in its current configuration, all as it exists today in its current “AS-IS WHERE-IS” condition, but excluding all Tenant Improvements.

“Construction Plans” shall mean the complete plans and specifications for the construction of any permanent Tenant Improvements, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by Space Planner, and in all respects shall be in substantial compliance with all Applicable Laws, rules, regulations and building codes for the City of Mountain View, California, including, without limitation, The Americans With Disabilities Act of 1990 as the same is incorporated into and applied by the building codes and regulations of the City of Mountain View, California (the “ADA”).

“Contractor” shall mean California licensed general contractor selected by Tenant and approved by Landlord. Contractor shall be responsible for construction of the Tenant Improvements.

“Space Planner” shall mean One Workplace. Space Planner shall be employed by Tenant and all costs of Space Planner will be the responsibility of Tenant, as part of the Tenant Improvement Cost.

“Substantial Completion” or “Substantially Complete” shall be the date that the construction of the Tenant Improvements is sufficiently complete so that Tenant can legally occupy and utilize the Premises, subject only to minor “punchlist” items, the completion of which will not materially affect Tenant’s use and occupancy of the Premises.

“Tenant Improvements” shall mean any and all permanent improvements, furnishings, fixtures, equipment, wiring and finishing that Tenant may desire in the Premises that are approved by Landlord, such approval not unreasonably withheld, conditioned or delayed.

“Tenant Improvement Cost” shall mean the costs for construction and installation of the Tenant Improvements, inclusive of the fees charged by Space Planner.

4. Landlord Work. Landlord shall, prior to the Lease Commencement Date and at Landlord’s sole cost and expense, perform the following improvements to the Premises (“Landlord Work”) using Building standard methods, materials and finishes:

(i) Patch all holes and replace all missing tiles in the ceiling;

(ii) Touch-up all paint in the Premises;

(iii) Replace or repair inoperable lighting, lighting fixtures and ballasts throughout the Premises;

(iv) Replace the feminine hygiene product dispenser in the women’s restroom;

EXHIBIT B

(v) Enclose all pipes and obstruct all windows in the server room;

(vi) Repair the HVAC units to good working condition and repair; and

(vii) Install a door in the copy area, provided that this item (vii) shall be performed at Tenant’s sole cost and expense.

Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. Tenant shall allow Landlord and its contractors access to the Premises for the purpose of doing the Landlord Work. Landlord and Tenant (and each of their respective contractors) shall work cooperatively in the prosecution of the Landlord Work and the Tenant Improvements so as to allow for the efficient and timely completion of all such work. In the event of any delay in the completion of the Landlord Work unreasonably caused by Landlord or any of the Landlord Parties, the Lease Commencement Date shall be extended by one (1) day for each day of such Landlord delay.

5. Space Plan for Tenant Improvements. In the event that Tenant intends to make permanent changes to the Premises, the following Sections 5 through 11 shall control:

5.1 Preparations by Space Planner. Any space plan (“Preliminary Plans”) for the Tenant Improvements will be prepared by Space Planner. Landlord shall have the right to review and reasonably approve any Preliminary Plans for the Premises.

5.2 Approved Preliminary Plans. Any Preliminary Plans which are approved by both Landlord and Tenant in writing (“Approved Preliminary Plans”) shall be used by Space Planner to develop the Construction Plans.

6. Construction Plans for Tenant Improvements.

6.1 Preparation by Space Planner. Space Planner shall provide completed construction plans showing (i) Tenant’s partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including “cut sheets,” for the Tenant Improvements, which shall be in conformity with the Approved Preliminary Plans (the “Construction Plans”). Landlord shall have the right to review and reasonably approve any Construction Plans for the Premises.

6.2 Tenant’s Review of Construction Plans for Tenant Improvements. The Construction Plans as approved or deemed approved by Landlord and Tenant shall be known herein as the “Approved Construction Plans.”

7. Bids. Tenant has reserved the right to obtain bids or not. Whether or not Tenant elects to bid the construction of the Tenant Improvements, Landlord and Tenant shall mutually agree on the Contractor to be used. In no event may Tenant use affiliated servicers or suppliers without Landlord’s prior written approval.

8. Building Permit. Tenant shall be responsible for obtaining a building permit (“Building Permit”) for the Tenant Improvements, if necessary. To the extent requested by Tenant, Landlord shall assist Tenant in obtaining the Building Permit, at no cost or expense to Landlord.

9. Change Requests.

9.1 Approval. No changes to the Approved Construction Plans requested by Tenant (each, a “Change Request”) shall be made without Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed, subject to the following:

(i) No Change Request shall affect the structure or operating systems of the Building;

EXHIBIT B

(ii) A Change Request shall constitute an agreement by Tenant to any delay in completion of the Tenant Improvements caused by Landlords reviewing, processing and implementing the Change Request, provided that Landlord shall use commercially reasonable efforts to expedite its review; and

(iii) Any delays in completion of the Tenant Improvements caused as a result of a Change Request shall not delay the commencement of the Lease Term from the date the Lease Term would otherwise have commenced had it not been for the Change Request. Tenant agrees that the Lease and all obligations of Tenant thereunder (including without limitation the obligation to pay rent) shall commence on the date that the Lease Term would otherwise have commenced had it not been for the Change Request.

9.2 Procedure. Except with respect to the mechanical and electrical systems of the Building, within five (5) business days after receipt of a written Change Request from Tenant, Landlord shall notify Tenant verbally of Landlord’s approval or disapproval of the Change Request; Landlord shall confirm, in writing, Landlord’s approval or disapproval within seven (7) business days after receipt of Lessee’s written Change Request. All costs paid by Landlord to unaffiliated parties in connection with review of proposed Change Requests shall be part of the Tenant Improvement Cost. With respect to a Change Request related to the Building’s mechanical and electrical systems, Landlord shall have seven (7) business days to respond orally and ten (10) business days to confirm its decision in writing.

10. Importance of Time Periods. The time periods set forth in this Work Letter are to be strictly adhered to and extensions of time shall be granted only when the circumstances are such that it is clear that the party requesting the additional time is without fault as to the delay.

11. Tenant Work. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that the Tenant Improvements shall consist of non-structural improvements list set forth below and in accordance with the plan attached hereto as Schedule 1 to Exhibit B (the “Tenant Work List”) and which shall include the following furniture and improvements:

a.	Installation of such furniture and cubicles indicated on the attached Schedule 1 to Exhibit B;

b.	Re-key and/or change the locks for all doors, windows and entrances at the Premises and the Building;

c.	Install a security system for the Premises and Building, which shall include, among other things, a video element;

d.	Install data and electrical equipment in the server room;

e.	Cover all windows in the server room;

f.	Cover and enclose piping located in the server room as desired by Tenant;

g.	Undertake electrical work to allow for power to 75 to 100 work stations;

h.	Install a dishwasher, cooler and refrigerator in the kitchen;

i.	Add racks for storage and shelving in the copy area;

j.	Install a reception area in the Premises;

k.	Install a temporary satellite dish on the roof of the Building to communicate with the premises at 400 Logue Avenue until the required wiring/cable are completed for the Building and Premises, in accordance with Section 29.35 of the Lease; and

l.	Install an outside smoking area, as referred to in Section 1.1.3 of the Lease.

In connection with the foregoing Tenant Improvements, Tenant shall not prepare and Landlord shall not require Tenant to prepare any plans and specifications other than the Tenant Work List set out above. Landlord hereby consents to the undertaking of all such Tenant Improvements consistent with the Tenant Work List and Tenant shall not otherwise be required to adhere to the requirements of this Work Letter or Article 8 of the Lease in connection with the installation thereof.

EXHIBIT B

Schedule 1 to Exhibit B

520 Logue Avenue

25,823± square feet Office / R&D Mountain View

For Lease

- Cover
- Highlights
- Floor Plan
  - Current
  - Hypothetical
- Amenities

Hypothetical Floor Plan
LAB
BASE PANEL
AUDIO SENSOR
CARD READER
DOOR CONTACT
KEYPAD
CAMERA

SUMMARY:	
114	8X8 CUBICLES
13	PRIVATE OFFICES
5	CONFERENCE ROOMS
1	BREAK ROOM
	LAB AREA: (APPROX. 520 S.F.)
127	TOTAL HEADCOUNT

MOUNTAIN VIEW TECHNOLOGY PARK

Boston Properties

CPS
Colin Feichtmeir
Steve Horton
(408) 615-3400
www.cps-co.com

EXHIBIT B

EXHIBIT C

MOUNTAIN VIEW TECHNOLOGY PARK

FORM OF NOTICE OF LEASE TERM DATES

Certified Mail:

Date:

To:	Copy to:

Re:
Dated:

Between: BP MV TECHNOLOGY PARK LLC, a Delaware limited liability company, Lessor or Landlord, and             , a             , Lessee or Tenant

In accordance with the subject document we wish to advise you and/or confirm your tenancy of:

Suite Number             , [                    ], CA [                    ] and that the following terms and conditions are accurate and in full force and effect:

Net rentable square feet .................................................... ______	Lease term ______
Lease commencement date ............................................... ______	Lease expiration date ______
Base rent schedule From............................. To: .....................	Monthly Rent $

Rent checks are

Payable to: [APPROPRIATE ENTITY]	Mailed to: [APPROPRIATE ADDRESS]	All other inquiries to: Boston Properties Four Embarcadero Center Lobby Level, Suite One San Francisco, CA 94111 Telephone: 415-772-0700 Fax: 415-982-1780

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

Pursuant to Article 2 of the above referenced document, we request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within 5 days of receipt. Per the lease language, however, failure to execute and return such notice within such time shall be conclusive that the information set forth is correct. A second letter is enclosed for your files.

Boston Properties, L.P.	Agreed to and Accepted:

By:	Lease Administrator’s name	Date	By:	Date
	Lease Administration		Its:

EXHIBIT C

EXHIBIT D

MOUNTAIN VIEW TECHNOLOGY PARK

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Except as otherwise set out in the Work Letter of the Lease and provided that Tenant delivers to Landlord a copy of a key to the Premises, Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign or card access the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant’s sole cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be charged Landlord’s manager’s standard fee for the replacement of lost access cards. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

EXHIBIT D

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise (except merchandise, food and drinks to be used and consumed by occupants of the Premises), for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment, dishwashers and microwave ovens may be used in the Premises for washing dishes and heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system.

EXHIBIT D

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

EXHIBIT D

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

MOUNTAIN VIEW TECHNOLOGY PARK

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 200            by and between             , as Landlord, and the undersigned, as Tenant, for Premises located in the office building located at             , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on             .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $            .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $            as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

EXHIBIT E

14. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at             on the             day of             , 200    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E

EXHIBIT F

MOUNTAIN VIEW TECHNOLOGY PARK

INITIAL DISCLOSURE CERTIFICATE

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29.18 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:             [TO BE PROVIDED]

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone  Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place at the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of at the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of at the Premises.

Wastes	Yes	☐	No	☐
Chemical Products	Yes	☐	No	☐
Other	Yes	☐	No	☐

If Yes is marked, please explain:

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of at the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by

EXHIBIT F

any applicable Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed at the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐     No ☐

If yes, please explain:

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐     No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐     No ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

             storm drain?                                      sewer?

             surface water?                                  no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐     No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

EXHIBIT F

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations at the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use at the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐     No ☐

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit at the Premises? Existing tenants should specify any such equipment being operated at the Premises.

             Spray booth(s)                                Incinerator(s)

             Dip tank(s)                                      Other (Please describe)

             Drying oven(s)                                No Equipment Requiring Air Permits

If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past twelve months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements with respect to its operations or proposed operations at the Premises? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐     No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations at the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐     No ☐

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐     No ☐

EXHIBIT F

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29.18 of the Lease Agreement.

8.2	Omitted

8.3	Have there been any material complaints from adjacent tenants, owners or other neighbors at your company’s current facilities, with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐    No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations at the Premises, to the extent relating to any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” and “Environmental Laws” shall have the meanings given to such terms in the Lease Agreement.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Section 29.18 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement.

I [print name]                             , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that to my knowledge the information contained in this certificate is true and correct in all material respects as of the date set forth below.

(PROSPECTIVE) TENANT:

By:

Title:

Date:

EXHIBIT F

EXHIBIT G

MOUNTAIN VIEW TECHNOLOGY PARK

ACCEPTABLE FORMS OF INSURANCE CERTIFICATE

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-06-07

INSURED

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

COMPANY B

COMPANY C

COMPANY D

COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS MADE / OCCUR OWNER'S & CONTRACTOR'S PROT				GENERAL AGGREGATE	$
					PRODUCTS - COMP/OP AGG	$
					PERSONAL & ADV INJURY	$
					EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS				COMBINED SINGLE LIMIT	$
					BODILY INJURY (Per person)	$
					BODILY INJURY (Per accident)	$
					PROPERTY DAMAGE	$
	GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
					OTHER THAN AUTO ONLY: EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE	$
					AGGREGATE	$
						$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				X WC STATUTORY LIMITS / OTHER	
					EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

Nancy Bartolino

ACORD 25 (11/05)

© ACORD CORPORATION 1988

EXHIBIT G

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY — PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): — E-MAIL ADDRESS:	
CODE: — SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER — POLICY NUMBER
	EFFECTIVE DATE — EXPIRATION DATE — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ________ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED
	☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

EXHIBIT G

EXHIBIT H

MOUNTAIN VIEW TECHNOLOGY PARK

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

[INSERT ADDRESS]

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the     day of             , 200      , by and between             (“Landlord”), and             (“Tenant”), with reference to the following facts:

A.	Landlord and Tenant entered into that certain Office Lease Agreement dated , 200 (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B.	The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately (__) acres of real property located in the City of , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.	Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated , 200__, in connection with the Project.

D.	Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

EXHIBIT H

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT H

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,
a

By:
Its:

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT H

EXHIBIT I

MOUNTAIN VIEW TECHNOLOGY PARK

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

                    , 200

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [INSERT TENANT NAME] (“Applicant”), a [PLEASE PROVIDE], the aggregate amount of                      and          Dollars ($                    ).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by

,
a California general partnership

By:	Boston Properties LLC,
a Delaware limited liability company, its managing general partner

By:	Boston Properties Limited Partnership,
a Delaware limited partnership, its managing member

By:	Boston Properties, Inc.,
a Delaware corporation, its general partner

By:
Name:
Title:
Date:

(“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, (i) certifying that Beneficiary is otherwise allowed to draw down on the Letter of Credit pursuant to the terms of that certain office lease by and between Beneficiary and Applicant dated [insert lease date], as amended (collectively, the “Lease”), (ii) certifying that Beneficiary is entitled to draw down the full amount of letter of credit no.                      as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a State Bankruptcy Code by the tenant under the Lease, which filing has not been dismissed at the time of this drawing, or

EXHIBIT I

(iii) certifying that Beneficiary is entitled to draw down the full amount of letter of credit no.                      as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a State Bankruptcy Code against the tenant under the Lease, which filing has not been dismissed at the time of this drawing.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank.

We hereby agree with you that if drafts are presented to the [bank name] under this Letter of Credit at or prior to 11:00 a.m.                      time, on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day. If drafts are presented to [bank name] under this Letter of Credit after 11:00 a.m.                    time, on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day. As used in this Letter of Credit, “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

We hereby engage with you that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by us if presented at our offices located at                    attention:                     (or at such other office of the bank as to which you have received written notice from us by registered mail, courier service or hand delivery, as being the applicable such address) on or before the then current expiration date. We agree to notify you in writing by registered mail, courier service or hand delivery, of any change in such address.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, (    )              attention: the manager, standby letter of credit department, with telephonic confirmation of our receipt of such facsimile transmission at our telephone number (    )              or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number). We agree to notify you in writing, by registered mail, courier service or hand delivery, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [bank name] at the applicable address for presentment pursuant to the paragraph preceding this one.

This Letter of Credit shall expire on                     .

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed. (FINAL EXPIRATION DATE NOT LESS THAN 120 DAYS FOLLOWING LEASE EXPIRATION DATE)

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours, (Name of Issuing Bank)

By:

EXHIBIT I

EXHIBIT J

MOUNTAIN VIEW TECHNOLOGY PARK

TRANSFER AGREEMENT

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”) dated as of the             day of             , 20    , by and between                     , a California general partnership (“Landlord”),                     , a                     (“Tenant”), and                     , a                     (“Subtenant”), is made with reference to the following:

RECITALS

A. By             Lease dated             ,     , between Landlord and Tenant[, as amended by that certain [INSERT ANY AMENDMENTS]] ([collectively, ]the “Lease”), Landlord leased to Tenant certain premises on the             floor of the building located at              (the “Building”) which premises consist of approximately              (    ) rentable square feet, as more particularly described in the Lease (the “Premises”).

B. Tenant desires to sublease a portion of the Premises consisting of              (    ) rentable square feet [on the              (    ) floor] (the “Subleased Premises”) to Subtenant upon the terms and conditions contained in a Sublease between Tenant and Subtenant dated as of             ,     , a copy of which Sublease is attached hereto as Exhibit A (the “Sublease”).

C. Pursuant to the terms of the Lease, Tenant is required to obtain Landlord’s written consent to the Sublease.

D. Subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent, Landlord desires to consent to the Sublease.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, Landlord, Tenant and Subtenant hereby agree as follows:

AGREEMENT

1. Consent. The foregoing recitals are true and correct and are incorporated herein by this reference. Landlord hereby consents to the Sublease subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent.

2. Compliance by Subtenant; Enforcement.

(a) Subtenant (i) shall comply with and perform the terms of the Sublease to be complied with or performed on the part of the Subtenant under the Sublease, (ii) shall not default under the terms of the Lease beyond any applicable notice and cure periods, and (iii) assumes, during the term of the Sublease, the performance of the terms of the Lease to be performed on the part of the Tenant under the Lease to the extent that such terms are applicable to the Subleased Premises (including, without limitation, the indemnity, insurance and waiver of subrogation provisions of the Lease, which shall be applicable to the Subleased Premises as if such Subleased Premises were the Premises for the purposes of said provisions) and provided that Subtenant’s liability for the payment of rent and other amounts shall be limited to amounts set forth in the Sublease. Subject to the limitations of subsection (iii) of the immediately preceding sentence with respect to Subtenant, Tenant and Subtenant shall be jointly and severally liable to Landlord for compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by the Tenant under the Lease.

EXHIBIT J

(b) Tenant shall enforce the terms of the Sublease against Subtenant. Without limiting the foregoing, Landlord shall have the right, but not the obligation, to proceed directly against Subtenant (in Landlord’s name or in Tenant’s name, as determined by Landlord in Landlord’s sole discretion) in order to (i) enforce compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by Subtenant under the Sublease, the Lease (to the extent applicable to the Subleased Premises) or under this Consent or (ii) terminate the Sublease if any action or omission of Subtenant constitutes a default under the Lease. Tenant shall cooperate with Landlord in connection with any such action or proceeding, and Tenant and Subtenant hereby jointly and severally indemnify and hold Landlord harmless from and against all reasonable costs and expenses including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection with any such action or proceeding.

3. Subordination; Attornment. The Sublease shall be subject and subordinate at all times to the Lease and all amendments thereof, this Consent and all other instruments to which the Lease is or may hereafter be subject and subordinate. The provisions of this Consent and the execution and delivery of the Sublease shall not constitute a recognition of the Sublease or the Subtenant thereunder; it being agreed that in the event of termination (whether voluntary or involuntary), rejection (pursuant to 11 U.S.C. §365) or expiration of the Lease, unless otherwise elected by Landlord as hereinafter set forth, the Sublease shall be deemed terminated and Subtenant shall have no further rights (including, without limitation, rights, if any, under 11 U.S.C. §365(h)) with respect to the Subleased Premises. If (a) the Lease is (or both the Lease and the Sublease are) terminated for any reason whatsoever or rejected (pursuant to 11 U.S.C. §365) by Tenant prior to its (or their) scheduled expiration date(s) or (b) if Landlord shall succeed to Tenant’s estate in the Subleased Premises, then in any such event, at Landlord’s election, Subtenant shall either attorn to and recognize Landlord as Subtenant’s landlord under the Sublease or enter into a new direct lease with Landlord upon the then executory terms of the Sublease (and if Landlord so elects as aforesaid Subtenant hereby waives its right to treat the Sublease as terminated under 11 U.S.C. §365(h)), provided that, in any such event, Landlord shall not be (i) liable for any previous act or omission of Tenant; (ii) subject to any offset or defense which theretofore accrued to Subtenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (iii) bound by any rent or other sums paid by Subtenant more than one month in advance not actually received by Landlord; (iv) liable for any security deposit not actually received by Landlord; (v) liable for any work or payments on account of improvements to the Subleased Premises; or (vi) bound by any amendment of the Sublease not consented to in writing by Landlord. Subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment or direct lease. In the event of such attornment or direct lease, Tenant and Subtenant shall transfer to Landlord any security deposit under the Sublease (such obligation to include, without limitation, the transfer and modification of any letter of credit posted as security). Subtenant shall reimburse Landlord for any costs and expenses that may be incurred by Landlord in connection with such attornment or direct lease including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, if Landlord does not elect to have Subtenant attorn to Landlord or enter into a new direct lease as described above, the Sublease and all rights of Subtenant to the Subleased Premises shall terminate upon the date of expiration or termination of the Lease or Tenant’s right to possession thereunder. The terms of this Section 3 supersede any contrary provisions in the Sublease.

4. Representations and Warranties. Tenant and Subtenant represent and warrant that (a) no rent, fees or other consideration has been or will be paid to Tenant by Subtenant for the right to use or occupy the Subleased Premises or for the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property other than as set forth in the Sublease, and (b) attached hereto as Exhibit A is a true, correct and complete copy of the Sublease that embodies the complete and entire agreement between Tenant and Subtenant.

5. Amendment or Termination of Sublease. Tenant and Subtenant agree that they shall not change, modify, amend, cancel or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Subleased Premises or the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed.

6. No Waiver or Release. Neither this Consent, the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord (whether before or after the occurrence of any default by Tenant under the Lease) shall operate to waive, modify, impair, release or in any manner affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Tenant thereunder, or to, in any way, be construed as giving Subtenant any greater rights than those to which the original

EXHIBIT J

tenant named in the Lease would be entitled or any longer time period to perform than is provided to the original tenant under the Lease. Tenant hereby agrees that the obligations of Tenant as tenant under the Lease and this Consent shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease. All terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and declared by Tenant to be in full force and effect, and Tenant hereby unconditionally reaffirms its primary, direct and ongoing liability to Landlord for the performance of all obligations to be performed by the Tenant as tenant under the Lease, including, without limitation, the obligations to pay all rent and all other charges in the full amount, in the manner and at the times provided for in the Lease.

7. No Further Assignment or Subletting. Tenant and Subtenant hereby agree that the terms, conditions, restrictions and prohibitions set forth in the Lease regarding subletting and assignment shall, notwithstanding this Consent, (a) apply to the Sublease and the Subleased Premises, (b) continue to be binding upon Tenant and Subtenant with respect to all future assignments and transfers of the Lease or the Sublease, and all future sublettings of the Premises or the Subleased Premises, and (c) apply to Subtenant with the same effect as if Subtenant had been the original tenant named in the Lease. The giving of this Consent shall not be construed either as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease or the Sublease, whether in whole or in part, or any subletting or licensing of the Premises or the Subleased Premises or any part thereof, or as a waiver of the restrictions and prohibitions set forth in the Lease regarding subletting, assignment or other transfer of any interest in the Lease or the Premises. Subtenant shall not assign the Sublease or sublet or license all or any part of the Subleased Premises, voluntarily or by operation of law, or permit the use or occupancy thereof by others, without the prior written consent of Landlord.

8. No Ratification of Sublease. Tenant and Subtenant acknowledge that Landlord is not a party to the Sublease and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Sublease. Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or a modification or waiver of any of the terms, covenants and conditions of the Lease or as a representation or warranty by Landlord.

9. Default; Remedies. Any breach or violation of any provisions of the Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant under the Lease. In the event (a) of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations under this Consent, or (b) any representation or warranty of Tenant or Subtenant made herein shall prove to be false or misleading in any material respect, then such event shall, at Landlord’s option, be deemed an Event of Default under the Lease. Subject to Landlord’s right to require Subtenant to attorn or enter into a direct lease under Paragraph 3 hereof, if Subtenant shall fail to vacate and surrender the Subleased Premises upon the expiration, rejection or earlier termination (whether voluntary or involuntary) of the Lease, Landlord shall be entitled to all of the rights and remedies set out in the Lease. Subtenant expressly waives for itself and for any person claiming through or under Subtenant, any rights which Subtenant or any such person may have under 11 U.S.C. §365(h), including, without limitation, any right to remain in possession of the Premises under §365(h)(1)(A)(ii) and any right of offset under §365(h)(1)(B) against any amounts due and owing to Landlord. Further, Subtenant expressly waives for itself and for any person claiming through or under Subtenant, any right of redemption or reinstatement which Subtenant or any such person may have under the provisions of any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Subtenant or any such person is dispossessed from the Premises for any reason.

10. Notices.

(a) Any notices given under this Consent shall be effective only if in writing and given in the manner notices are required to be given under the Lease, addressed to the respective party at the address set forth in the Lease with respect to Landlord and Tenant, and at the Subleased Premises with respect to Subtenant, or at such other address for such purpose designated by notice in accordance with the provisions hereof.

(b) Tenant and Subtenant shall promptly deliver to Landlord a copy of any default or termination notice sent or received by either party with respect to the Sublease.

(c) Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

EXHIBIT J

11. Brokerage.

(a) Tenant represents and warrants to Landlord that Tenant has dealt with no broker in connection with the Sublease other than                     . In the event any claim is made against Landlord relative to dealings by Tenant with any broker in connection with the Sublease, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Tenant agrees that it shall be solely responsible for the payment of brokerage commissions to                     .

(b) Subtenant represents and warrants that Subtenant has dealt with no broker in connection with the Sublease other than                     . In the event any claim is made against Landlord relative to dealings by Subtenant with any broker in connection with the Sublease, Subtenant shall defend the claim against Landlord with counsel of Subtenant’s selection first approved by Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Subtenant agrees that it shall be solely responsible for the payment of brokerage commissions to                     .

12. Assignment of Sublease Rents.

(a) Subject to the license granted in this paragraph, Tenant hereby unconditionally and irrevocably grants, transfers, assigns and sets over to Landlord all of Tenant’s interest in the rents, issues and profits of the Sublease (collectively, the “Sublease Rents”), together with full power and authority, in the name of Tenant, or otherwise, to demand, receive, enforce, collect or receipt for any or all of the foregoing, to endorse or execute any checks or other instruments or orders, to file any claims and to take any other action which Landlord may deem necessary or advisable in connection therewith; provided, that no exercise of such rights by Landlord shall release Tenant from any of its obligations under the Lease or the Sublease. The parties intend that the assignment described in this Paragraph 12 shall be a present, actual, absolute and unconditional assignment; provided, however, that except to the extent specified by Landlord in a notice or demand given to Tenant and Subtenant exercising Landlord’s right to collect the Sublease Rents directly from Subtenant, Tenant shall have a license to collect the Sublease Rents, but neither prior to accrual nor more than one month in advance (except for security deposits and escalations provided for in the Sublease). Tenant hereby irrevocably authorizes Subtenant to rely upon and comply with any such notice or demand by Landlord for the payment to Landlord of any Sublease Rents due or to become due. Landlord shall be accountable only for the Sublease Rents actually collected hereunder and not for the rental value of the Subleased Premises.

(b) Neither this Consent nor the assignment described in this Paragraph 12 nor any action or inaction on the part of Landlord shall constitute an assumption on the part of Landlord of any duty or obligation under the Sublease, nor shall Landlord have any duty or obligation to make any payment to be made by Tenant under the Sublease or the Lease, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which have been assigned to Landlord or to which it may be entitled hereunder at any time or times. Subject to subsection (d) below, the collection and application of the Sublease Rents or other charges, or any other action taken by Landlord in connection therewith, shall not (i) cure or waive any default under the Lease, (ii) waive or modify any notice thereof theretofore given by Landlord, (iii) create any direct tenancy between Landlord and Subtenant, or (iv) otherwise limit in any way the rights of Landlord hereunder or under the Lease.

(c) Tenant, at its expense, will execute and deliver all such instruments and take all such action as Landlord, from time to time, may reasonably request in order to obtain the full benefits of the assignment provided for in this Paragraph 12.

(d) All Sublease Rents collected by Landlord (less the cost of collection reasonably incurred, including, without limitation, reasonable attorneys’ fees) under this Paragraph 12 will be applied against Tenant’s obligations under the Lease.

EXHIBIT J

13. Miscellaneous.

(a) Remedies Cumulative. Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(b) Landlord’s Liability. Landlord’s liability under this Consent shall be limited to the same extent Landlord’s liability is limited under the Lease.

(c) Successors and Assigns. The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that no violation of the provisions of this Consent shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

(d) Captions. The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope or intent of this Consent, nor shall such captions affect the construction hereof.

(e) Counterparts. This Consent may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) No Privity of Estate. It is expressly understood and agreed that, except with respect to Landlord’s election to have Subtenant attorn to or enter into a direct lease with Landlord pursuant to Section 3 above, neither this Consent nor any direct dealings between Landlord and Subtenant during the term of the Sublease (including, without limitation, the direct billing by Landlord to Subtenant of work order, or other charges relating to Subtenant’s occupancy) shall create or constitute, or shall be deemed to create or constitute, privity of estate, any landlord-tenant relationship, or occupancy or tenancy agreement between Landlord and Subtenant.

(g) Binding Effect. This Consent is offered to Tenant and Subtenant for signature and it is understood that this Consent shall be of no force and effect and shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Consent to both Tenant and Subtenant.

(h) Review of Sublease. To the extent permitted by the terms of the Lease, Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with the Sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed subtenant and reasonable legal costs incurred in connection with the granting of this Consent, up to the maximum amount of $1,500.00. Such amounts, if any, shall be due and payable within thirty (30) days following the execution and delivery of this Consent by Tenant.

(i) INTENTIONALLY OMITTED.

(j) Conflict. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Sublease, then the terms, covenants and conditions of this Consent and the Lease shall prevail. In the event that there shall be any conflict or inconsistency between this Consent and the Lease, such conflict or inconsistency shall be determined for the benefit of Landlord.

(k) Consent Limited. This Consent shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or withhold consent and all other rights as set forth in and in accordance with the Lease with respect to any other matters.

(l) Alterations. Tenant and Subtenant acknowledge that any additions, alterations, demolitions or improvements to be performed in connection with the Sublease shall be first approved by Landlord in accordance with the Lease and subject to all of the terms and conditions of the Lease. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans in connection with the Sublease, as Additional Rent, an amount equal to the out-of-pocket, reasonable third party expenses actually incurred by Landlord (if any) to review such plans and work. Subject to all terms, conditions and limitations in the Lease, upon the expiration or earlier termination of the Sublease, at Landlord’s option, Tenant and Subtenant shall at their expense remove all such additions, alterations and improvements and restore the Premises to its original condition.

EXHIBIT J

(m) Terms. Terms defined in the Lease and used, but not defined, herein shall have the meanings ascribed to them in the Lease.

(n) Entire Agreement. This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound.

(o) Partial Invalidity. If any term, provision or condition contained in this Consent shall, to any extent, be invalid or unenforceable, the remainder of this Consent, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Consent shall be valid and enforceable to the fullest extent possible permitted by law.

(p) Attorneys’ Fees. If any party commences litigation for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

(q) Authority. If Tenant and/or Subtenant is a corporation, trust, limited liability company or partnership, each individual executing this Consent on behalf of Tenant and Subtenant hereby represents and warrants that Tenant and/or Subtenant is a duly formed and existing entity qualified to do business in the jurisdiction in which the Building is located, and that Tenant and Subtenant has full right and authority to execute and deliver this Consent and that each person signing on behalf of Tenant and Subtenant is authorized to do so.

(r) Governing Law. This Consent shall for all purposes be construed in accordance with, and governed by, the laws of the jurisdiction in which the Building is located.

(s) Patriot Act and Executive Order 13224. As an inducement to Landlord to enter into this Consent, Subtenant hereby represents and warrants that: (i) Subtenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Subtenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Subtenant (and any person, group, or entity which Subtenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including, without limitation, any assignment of this Consent or any further subletting, if, and to the extent, permitted hereunder, of all or any portion of the Subleased Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Subtenant of the foregoing representations and warranties shall be deemed a default by Subtenant under Paragraph 9 above, and shall be covered by the indemnity provisions of the Lease, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of the Sublease.

(t) Profits. Landlord and Subtenant acknowledge and agree that any Transfer Premium (as such term is defined in the Lease) associated with the Sublease shall be paid to Landlord as determined by Landlord in accordance with the terms of the Lease.

[Signatures on next page.]

EXHIBIT J

EXECUTED under seal as of the date and year first above written.

“Landlord”:				“Tenant”:

, a California general partnership				,
a
By:	[Boston Properties LLC], a Delaware limited liability company, its managing general partner			By:
Name:
	By:	Boston Properties Limited Partnership, a Delaware		Title:
limited partnership, its managing member

		By:	Boston Properties, Inc., a Delaware corporation, its
			general partner	By:
Name:
			By:	Title:

			Name:	“Subtenant”:

			Title:	,
a

By:
Name:
Title:

By:
Name:
Title:

PLEASE NOTE: THIS AGREEMENT MUST BE EXECUTED BY EITHER (I) BOTH (A) THE CHAIRMAN OF THE BOARD, THE PRESIDENT OR ANY VICE PRESIDENT OF TENANT AND SUBTENANT, AND (B) THE SECRETARY, ANY ASSISTANT SECRETARY, THE CHIEF FINANCIAL OFFICER, OR ANY ASSISTANT TREASURER OF TENANT AND SUBTENANT; OR (II) AN AUTHORIZED SIGNATORY OF TENANT AND SUBTENANT PURSUANT TO A CERTIFIED RESOLUTION, A COPY OF WHICH SHOULD BE DELIVERED WITH THE EXECUTED ORIGINALS.

EXHIBIT J

Exhibit A

The Sublease

EXHIBIT J